Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-208953

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 1, 2016)

1,043,725 Shares

7.00% Series D Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 per share)

We are offering 1,043,725 shares of our 7.00% Series D Cumulative Redeemable Preferred Stock, $0.001 par value per share (“Series D Preferred Stock”).

We will pay cumulative dividends on the Series D Preferred Stock from the date of original issue at a rate of 7.00% per annum of the $25.00 liquidation preference per share (equivalent to a fixed annual rate of $1.75 per share). Dividends on the Series D Preferred Stock will be declared quarterly and payable monthly in arrears beginning on June 30, 2016. The Series D Preferred Stock will rank on parity with our outstanding preferred stock and senior to our senior common stock (as defined below) and common stock (as defined below) with respect to dividend rights and rights upon our liquidation, dissolution or winding up.

Generally, we are not permitted to redeem the Series D Preferred Stock prior to May 25, 2021, except in limited circumstances relating to our ability to qualify as a real estate investment trust (“REIT”) and pursuant to the special optional redemption provision described below. On or after May 25, 2021, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to any accrued and unpaid dividends on such Series D Preferred Stock to, but not including, the redemption date.

In addition, upon the occurrence of a Change of Control (as defined below), as a result of which neither our common stock, par value $0.001 per share, nor the common securities of the acquiring or surviving entity (or American Depositary Receipts (“ADRs”) representing such securities) is listed on the New York Stock Exchange (“NYSE”), the NYSE MKT LLC (“NYSE MKT”) or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series D Preferred Stock, in whole or in part within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus an amount equal to any accrued and unpaid dividends to, but not including, the date of redemption. Should a Change of Control occur, each holder of Series D Preferred Stock may, at its sole option, elect to cause us to redeem any or all of such holder’s shares of Series D Preferred Stock in cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends, to, but not including, the redemption date, no earlier than 30 days and no later than 60 days following the date we notify holders of the Change of Control. The Series D Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series D Preferred Stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for 18 or more consecutive months and in certain other circumstances.

To assist us in qualifying as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 9.8% of the aggregate outstanding shares of our capital stock.

No market currently exists for the Series D Preferred Stock. We intend to apply to list the Series D Preferred Stock on NASDAQ’s Global Select Market under the symbol “GOODM.” If the application is approved, trading of the Series D Preferred Stock is expected to commence within 30 days after the date of initial delivery of the Series D Preferred Stock.

Investing in shares of our Series D Preferred Stock involves substantial risks that are described in the “Risk Factors” sections beginning on page S-11 of this prospectus supplement, on page 4 of the accompanying prospectus and as discussed in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other information that we file from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price(1)	$25.00	$26,093,125
Placement Agent Fees and Commissions	$0.78125	$815,410
Proceeds, before expenses, to us	$24.21875	$25,277,715

(1)	Including accrued dividends, if any, from May 25, 2016.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained CSCA Capital Advisors, LLC (“CSCA”) to act as placement agent in connection with this offering. CSCA has no commitment to purchase our Series D Preferred Stock and will act only as an agent in obtaining indications of interest in the Series D Preferred Stock from certain investors. We have agreed to pay CSCA a placement agent fee of 3.125% of gross proceeds. After paying the placement agent fee and other estimated expenses payable by us, we anticipate receiving approximately $25.1 million in net proceeds from this offering.

CSCA Capital Advisors, LLC

The date of this prospectus supplement is May 20, 2016.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is presented in two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering of Series D Preferred Stock and certain other matters relating to us. The second part, the accompanying prospectus, contains a description of our capital stock generally and provides more general information, some of which does not apply to this offering, regarding securities that we may offer from time to time.

You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in our Series D Preferred Stock. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of Series D Preferred Stock. The accompanying prospectus contains information about our securities generally, some of which does not apply to the Series D Preferred Stock covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision. See “Incorporation by Reference” in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus to be filed with the SEC. Neither we nor CSCA have authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We do not, and CSCA and its affiliates do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide to you.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to be filed with the SEC, including any information incorporated by reference, is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations, funds from operations (“FFO”) and prospects may have changed since those dates. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The distribution of this prospectus supplement and the accompanying prospectus and this offering of Series D Preferred Stock may be restricted by law in certain jurisdictions. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy shares of Series D Preferred Stock in any jurisdiction where such offer or any sale would be unlawful. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves of and observe any such restrictions.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Also, documents we subsequently file with the SEC and incorporate by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future performance and financial condition, results of operations and FFO, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures and access to capital required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “assumes,” “expects,” “intends,” “plans,” “believes,” “continues,” “projects,” “seeks,” “estimates,” “may,” “will,” “could” and variations of these words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements will contain these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our ability to qualify and maintain our qualification as a REIT;

•	our re-leasing efforts;

•	our business and financing strategy;

•	our ability to implement our business plan, including our ability to continue to expand geographically;

•	pending and future transactions;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition and our ability to compete effectively;

•	market and industry trends;

•	interest and insurance rates;

•	estimates of our future operating expenses, including payments to our Adviser and Administrator (as defined herein) under the terms of our advisory and administration agreements;

•	projected capital expenditures;

•	our senior unsecured revolving credit facility with KeyBank National Association, as revolving lender, letter of credit issuer and administrative agent and the other lenders party thereto (the “Line of Credit”), mortgage notes payable, other offerings of securities and other future capital resources, if any;

•	our intention to partially redeem shares of our 7.125% Series C Cumulative Term Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”); and

•	our ability to raise sufficient proceeds and use the proceeds of this offering as contemplated in the “Use of Proceeds” section.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements or update changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those contained in these forward-looking statements as a result of various factors, including, but not limited to:

•	the loss of any of our key officers, such as Mr. David Gladstone, our Chairman and Chief Executive Officer, Mr. Terry Lee Brubaker, our Vice Chairman and Chief Operating Officer, or Mr. Robert Cutlip, our President;

•	general volatility of the capital markets and the market price of our common and preferred stock;

•	failure to qualify and maintain qualification as a REIT and risks of changes in laws that affect REITs;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our business or financing strategy;

•	the adequacy of our cash reserves and working capital;

•	our failure to successfully integrate and operate acquired properties and operations;

•	defaults upon or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	the degree and nature of our competition, including with other real estate investment companies;

•	availability, terms and deployment of capital, including the ability to maintain and borrow under our Line of Credit, arrange for long-term mortgages on our properties, secure one or more additional long-term lines of credit and raise equity capital;

•	the ability of our Adviser and our Administrator to identify, hire and retain highly-qualified personnel in the future;

•	changes in our industry or the general economy;

•	changes in interest rates;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in governmental regulations, tax rates and similar matters; and

•	environmental uncertainties and risks related to natural disasters.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” incorporated by reference herein and therein from our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC. New factors may also emerge from time to time that could materially and adversely affect us.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that may be important to you in deciding whether to invest in shares of our Series D Preferred Stock. To understand this offering fully prior to making an investment decision, you should carefully read this prospectus supplement, including the “Risk Factors” sections beginning on page S-11 of this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Reports on Form 10-Q and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, including the financial statements and notes to those financial statements.

Unless the context otherwise requires or indicates, each reference in this prospectus supplement and the accompanying prospectus to (i) “we,” “our,” “us” and the “Company” means Gladstone Commercial Corporation, a Maryland corporation, and its consolidated subsidiaries, (ii) “Operating Partnership” means Gladstone Commercial Limited Partnership, a wholly-owned, consolidated subsidiary of the Company and a Delaware limited partnership, (iii) “Adviser” means Gladstone Management Corporation, the external adviser of the Company and a Delaware corporation, and (iv) “Administrator” means Gladstone Administration, LLC, the external administrator of the Company and a Delaware limited liability company. The term “you” refers to a prospective investor.

The Company

We were incorporated under the Maryland General Corporation Law on February 14, 2003, primarily for the purpose of investing in and owning net leased industrial and office properties and selectively making long-term industrial and commercial mortgage loans. We have elected to be taxed as a REIT for federal income tax purposes. Our shares of common stock, par value $0.001 per share (the “common stock”), 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), 7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and Series C Preferred Stock trade on NASDAQ’s Global Select Market under the trading symbols “GOOD,” “GOODP,” “GOODO” and “GOODN,” respectively. We refer to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock collectively herein as the “Preferred Stock”. Our senior common stock, par value $0.001 per share (the “senior common stock”), is not traded on any exchange or automated quotation system.

Our properties are geographically diversified and our tenants cover a broad cross section of business sectors and range in size from small to very large private and public companies. We actively communicate with buyout funds, real estate brokers and other third parties to locate properties for potential acquisition or to provide mortgage financing in an effort to build our portfolio. We target secondary growth markets that possess favorable economic growth trends, diversified industries, and growing population and employment. We have historically entered into, and intend in the future to enter into, purchase agreements for real estate having net leases with terms of approximately 7 to 15 years and built in rental rate increases. Under a net lease, the tenant is required to pay all operating, maintenance, repair and insurance costs and real estate taxes with respect to the leased property.

We currently own 98 properties located in 24 states that contain approximately 11.0 million rentable square feet and have no mortgage loans outstanding.

We conduct substantially all of our activities, including the ownership of all of our properties, through our Operating Partnership. Our Adviser is an affiliate of ours and a registered investment adviser under the

Investment Advisers Act of 1940. Our Adviser is responsible for managing our business on a daily basis and identifying and making acquisitions and dispositions that it believes satisfy our investment criteria.

Our executive offices are located at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is http://www.GladstoneCommercial.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus or incorporated into any other filings that we make with the SEC.

Our Competitive Strengths

We believe that the following strengths differentiate us from our competitors:

•	Experienced Management Team: Our management team has a successful track record of underwriting office, industrial, and other types of real estate and conducting extensive due diligence on the management teams, cash flows, financial statements and risk ratings of our respective tenants.

•	Focused Business Model: Our business model seeks to foster investment opportunities that are generated from our strategic relationships with leveraged buyout funds and other real estate intermediaries.

•	Attractive Market Opportunities: We believe that attractive investment opportunities currently exist that will allow us to capitalize on the lack of buyers of real estate that is leased to mid-sized businesses.

•	Conservative Dual Underwriting Strategy: When underwriting a tenant’s business and the real estate it occupies, we focus on the cash flow of the tenant and the intrinsic value of the property.

•	Proven Track Record: As of March 31, 2016, we had investments in 99 properties, including 4 properties classified as held for sale, which have a total gross and net carrying value, including intangible assets, of $939.3 million and $765.6 million, respectively. All of our tenants are paying as agreed, and the weighted average yield on our portfolio is approximately 8.6%. As of March 31, 2016, our occupancy rate was 97.5%. We are currently seeking tenants for our vacant properties while concurrently researching alternative uses for these properties.

•	Distribution Stability: We currently declare quarterly, and pay monthly, distributions to holders of shares of our common stock at the rate of $0.125 per share. Since inception, we have never reduced the amount of the distribution paid with respect to shares of our common stock.

Recent Developments

On April 28, 2016, through a wholly-owned subsidiary, we repaid both our $10.7 million mortgage encumbering our Springfield, Missouri property, that was originally set to mature on July 1, 2016, and our $11.8 million mortgage encumbering our Wichita, Kansas, Clintonville, Wisconsin, Angola, Indiana and Rock Falls, Illinois properties that was originally set to mature on May 5, 2016. We repaid both mortgages using existing cash on hand and borrowings from our Line of Credit.

On May 16, 2016, we completed the sale of our Dayton, Ohio property for $0.2 million. There was no gain or loss recognized on this sale.

THE OFFERING

The offering terms are summarized below solely for your convenience. For a more complete description of the terms of the Series D Preferred Stock, see “Description of Series D Preferred Stock” in this prospectus supplement.

Issuer	Gladstone Commercial Corporation, a Maryland corporation.

Securities Offered	1,043,725 shares of 7.00% Series D Cumulative Redeemable Preferred Stock.

Ranking	The Series D Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our senior common stock, common stock, and any other class or series of our capital stock expressly designated as ranking junior to the Series D Preferred Stock;

•	on parity with our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and any future class or series of our capital stock expressly designated as ranking on parity with the Series D Preferred Stock; and

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series D Preferred Stock, none of which exists on the date hereof.

Dividends	Holders of shares of the Series D Preferred Stock will be entitled to receive preferential cumulative cash dividends on the Series D Preferred Stock when, as and if authorized by our board of directors from and including the date of original issue, declared quarterly and payable monthly in arrears beginning on June 30, 2016, at the rate of 7.00% per annum of the $25.00 liquidation preference per share (equivalent to a fixed annual rate of $1.75 per share). The first dividend payable on the Series D Preferred Stock is scheduled to be paid on June 30, 2016 and will be a pro rata dividend from, and including, the original issue date to and including June 30, 2016 in the amount of $0.178763 per share. Dividends on the Series D Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized or declared.

Liquidation Preference

If we liquidate, dissolve or wind up, holders of shares of the Series D Preferred Stock will have the right to receive $25.00 per share of the Series D Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to and including the date of payment, but without interest, before any distribution or payment is made to holders of our senior common stock, common stock and any other class or series of capital stock ranking junior to the Series D Preferred Stock as to rights upon our liquidation, dissolution or winding up. We may only issue equity securities ranking senior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution and winding up if we obtain the affirmative vote of the holders of at least two-thirds of the shares outstanding at the time of Series D Preferred Stock and each other class or series of preferred stock ranking on parity with the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting together as a single class). The rights of holders of shares of the Series D Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with the Series D Preferred Stock, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, as to rights upon our liquidation, dissolution or winding up, and junior to the rights of any class or series of our capital stock expressly designated as ranking senior to the Series D Preferred Stock.

Optional Redemption	We may not redeem the Series D Preferred Stock prior to May 25, 2021, except in limited circumstances relating to maintaining our qualification as a REIT, as described in “Description of Series D Preferred Stock—Optional Redemption” in this prospectus supplement and pursuant to the special optional redemption provision described below. On and after May 25, 2021, the Series D Preferred Stock will be redeemable at our option, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the redemption date. Any partial redemption will be on a pro rata basis.

Special Optional Redemption	Upon the occurrence of a Change of Control, we may, at our option, redeem the Series D Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus an amount equal to any accrued and unpaid dividends to, but not including, the date of redemption.

A “Change of Control” is when, after the original issuance of the Series D Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Redemption at Option of Holders Upon a Change of Control	If a Change of Control occurs at any time the Series D Preferred Stock is outstanding, then each holder of shares of Series D Preferred Stock shall have the right, at such holder’s option, to require us to redeem for cash any or all of such holder’s shares of Series D Preferred Stock, on a date specified by us that can be no earlier than 30 days and no later than 60 days following the date of delivery by the Company of a notice of the Change of Control (the “Change of Control Redemption Date”), such notice to conform to the terms and conditions contained in the Articles Supplementary of the Series D Preferred Stock, at a redemption price equal to the liquidation preference of $25.00 per share, plus an amount equal to all accrued but unpaid dividends, to, but not including, the Change of Control Redemption Date (the “Change of Control Redemption Price”); provided, however, that a holder shall not have any right of redemption with respect to any shares of Series D Preferred Stock being called for redemption pursuant to our optional redemption as described under “Description of Series D Preferred Stock—Optional Redemption,” our special optional redemption as described under “Description of Series D Preferred Stock—Special Optional Redemption,” or our requirement to redeem as described in the accompanying prospectus under “Description of Capital Stock—General—Repurchases of Excess Shares,” to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery by the Company of a notice of the Change of Control.

Conversion Rights	The Series D Preferred Stock is not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption	The Series D Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are not required to set apart funds to redeem the Series D Preferred Stock. Accordingly, the Series D Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares at our option.

Limited Voting Rights

Holders of shares of the Series D Preferred Stock will generally have no voting rights. However, if we are in arrears on dividends on the Series D Preferred Stock for 18 or more consecutive months, holders of shares of the Series D Preferred Stock (voting separately as a class together with the holders of all other classes or series of preferred stock ranking on parity with the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) will have the right to elect two additional directors to serve on our board of directors until such dividend arrearage is eliminated. In addition, the affirmative vote or consent of the holders of at least two-thirds of the shares outstanding at the time of the Series D Preferred Stock and each other class or series of preferred stock ranking on parity with the Series D Preferred Stock with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting together as a single class) is required for us to authorize or issue any class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, senior to the Series D Preferred Stock or to amend any provision of our charter so as to materially and adversely affect the terms of the Series D Preferred Stock. If such amendment to our charter does not equally affect the terms of the Series D Preferred Stock and one or more other classes or series of preferred stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with the Series D Preferred Stock, the affirmative vote or consent of the holders of two-thirds of the shares outstanding at the time of Series D Preferred Stock, voting separately as a class, is required.

Listing	We intend to apply to list the Series D Preferred Stock on NASDAQ’s Global Select Market under the symbol “GOODM.” If the application is approved, trading of the Series D Preferred Stock is expected to commence within 30 days after the date of initial delivery of the Series D Preferred Stock. No assurance can be given as to the listing or liquidity of the trading market for the Series D Preferred Stock.

Form	The Series D Preferred Stock offered in this offering will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company (“DTC”), except under limited circumstances.

Restrictions on Ownership and Transfer	To assist us in maintaining our qualification as a REIT, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. Our charter provides that no person, directly or indirectly, may own more than 9.8% of our outstanding capital stock. See “Description of Series D Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement.

Use of Proceeds

We estimate that the net proceeds from the sale of the Series D Preferred Stock in this offering will be approximately $25.1 million, after deducting the placement agent fee of approximately $815,410 and other estimated offering expenses of $142,500 payable by us. We intend to use the net proceeds of this offering to partially redeem shares of our Series C Preferred Stock.

Transfer Agent and Registrar	The transfer agent and registrar for the Series D Preferred Stock is Computershare, Inc.

Settlement	Delivery of the shares of Series D Preferred Stock will be made against payment therefor on or about May 25, 2016, which is the third business day following the pricing of this offering.

Risk Factors	Investing in the Series D Preferred Stock involves various risks. You should read carefully and consider the matters discussed under the caption entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2015, under the caption entitled “Risk Factors” beginning on page S-11 of this prospectus supplement and in the other documents incorporated by reference in the accompanying prospectus before making a decision to invest in the Series D Preferred Stock.

RISK FACTORS

Your investment in shares of our Series D Preferred Stock involves a high degree of risk. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors set forth below, in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Reports on Form 10-Q and other information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether an investment in shares of our Series D Preferred Stock is suitable for you. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations, FFO, our ability to make cash distributions to holders of our common stock or pay dividends to holders of our Series D Preferred Stock and prospects could be materially and adversely affected, the market price of our Series D Preferred Stock could decline and you may lose all or part of your investment. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.

The Series D Preferred Stock is a new issuance with no stated maturity date and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares.

The shares of Series D Preferred Stock are a new issue of securities with no established trading market. In addition, because the Series D Preferred Stock has no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We intend to apply to list the Series D Preferred Stock on NASDAQ’s Global Select Market under the symbol “GOODM”, but there can be no assurance that NASDAQ will accept the Series D Preferred Stock for listing. Even if the application is approved, however, an active trading market for the shares may not develop or, even if it develops, may not last, in which case the trading price of the shares could be adversely affected and your ability to transfer your shares of Series D Preferred Stock will be limited. If an active trading market does develop, the Series D Preferred Stock may trade at prices lower than the initial offering price. The trading price of the Series D Preferred Stock would depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance of debt or preferred equity securities; and

•	our financial condition, results of operations and prospects.

The Series D Preferred Stock is subordinate to our debt, and your interests could be diluted by the issuance of additional shares of preferred stock, including additional shares of Series D Preferred Stock, and by other transactions.

As of March 31, 2016, our total indebtedness was approximately $583.9 million, and we may incur significant additional debt to finance future acquisition activities. The Series D Preferred Stock is subordinate to all of our existing and future debt. Our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred stockholders in the event of a default under the debt facilities.

We cannot predict whether future issuances or sales of our preferred stock or the availability of shares for resale in the open market will decrease the per share trading price of our Series D Preferred Stock. Our Board of Directors may classify and re-classify shares of unissued capital stock by setting or changing the preferences, conversion or other rights, voting powers and restrictions, limitations as to dividends, qualifications and terms and conditions of the redemption of such stock, subject to the rights of the holders of preferred stock to consent to any such classification that would materially and adversely affect any right, preference, privilege or voting power of the respective series of preferred stock, as applicable. The shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be equal in rank with the Series D Preferred Stock offered by this prospectus supplement with respect to the payment of dividends and amounts on liquidation, dissolution and winding up. The issuance of additional shares of other series of preferred stock equal in rank with or senior to the Series D Preferred Stock could have the effect of diluting the interests of holders of the Series D Preferred Stock and any issuance of preferred stock senior to the Series D Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series D Preferred Stock. Other than the limited voting rights as described under “Description of the Series D Preferred Stock—Limited Voting Rights” below, none of the provisions relating to the Series D Preferred Stock relate to or limit our indebtedness or afford the holders of the Series D Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series D Preferred Stock.

The market price and trading volume of our Series D Preferred Stock may fluctuate significantly and could be substantially affected by various factors.

The trading prices of equity securities issued by REITs historically have been affected by changes in market interest rates. One of the factors that may influence the price of our Series D Preferred Stock is the annual yield from distributions on our Series D Preferred Stock as compared to yields on other financial instruments. The trading price of our Series D Preferred Stock depends on many factors, including prevailing interest rates, the market for similar securities, general economic conditions, and our financial condition, results of operations and prospects.

Other factors that could significantly affect the market price of our Series D Preferred Stock include the following:

•	actual or anticipated variations in our operating results, FFO, cash flows or liquidity;

•	changes in earnings estimates of analysts and any failure to meet such estimates;

•	changes in our distribution policy;

•	publication of research reports about us or the real estate industry generally;

•	changes in market valuations of similar companies;

•	adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near- and medium-term and our ability to refinance such debt and the terms thereof or our plans to incur additional debt in the future;

•	additions or departures of key management personnel, including our ability to find attractive replacements;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	changes in regulatory policies or tax laws, particularly with respect to REITs;

•	price and volume fluctuations in the stock market from time to time, which are often unrelated to the operating performance of particular companies;

•	significant volatility in the market price and trading volume of shares of REITs, real estate companies or other companies in our sector, which is not necessarily related to the performance of those companies;

•	investor confidence in the stock market;

•	general market and economic conditions; and

•	the realization of any of the other risk factors included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.

In addition, because the Series D Preferred Stock carries a fixed dividend rate, the value of each series in the secondary market will be influenced by changes in interest rates and will tend to move inversely to such changes. In particular, an increase in market interest rates will result in higher yields on other financial instruments and may lead potential purchasers of the Series D Preferred Stock in the secondary market toward investments with a higher yield price.

Many of the factors described above are beyond our control. Those factors may cause the market price of our Series D Preferred Stock to decline, regardless of our financial performance, condition and prospects. It is impossible to provide any assurance that the market price of our Series D Preferred Stock will not decline in the future, and it may be difficult for our stockholders to resell their shares of our Series D Preferred Stock in the amount or at prices or times that they find attractive, or at all.

As a holder of Series D Preferred Stock you have extremely limited voting rights.

Your voting rights as a holder of Series D Preferred Stock will be extremely limited. Our common stock is the only class or series of our stock carrying full voting rights. Voting rights for holders of Series D Preferred Stock exist primarily with respect to material and adverse changes in the terms of such Series D Preferred Stock, and the election of two directors upon our failure to pay dividends on the Series D Preferred Stock for 18 or more consecutive months. See “Description of Series D Preferred Stock—Limited Voting Rights” in this prospectus supplement.

We may not have sufficient earnings and profits in order for distributions on the Series D Preferred Stock to be treated as dividends.

The dividends payable by us on the Series D Preferred Stock may exceed our current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes, at the time of payment. If that were to occur, it would result in the amount of dividends that exceed our earnings and profits being treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Series D Preferred Stock and then, to the extent of any excess over such adjusted tax basis, as capital gain. See “Additional Material U.S. Federal Income Tax Considerations” in this prospectus supplement and “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in the accompanying prospectus.

We operate as a holding company dependent upon the assets and operations of our subsidiaries, and because of our structure, we may not be able to generate the funds necessary to make dividend payments on our capital stock.

We generally operate as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries. These subsidiaries conduct all of our operations and are our only source of income. Accordingly, we are dependent on cash flows and payments of funds to us by our subsidiaries as dividends, distributions, loans, advances, leases or other payments from our subsidiaries to generate the funds necessary to make dividend payments on our common stock. Our subsidiaries’ ability to pay such dividends and/or make such loans, advances, leases or other payments may be restricted by, among other things, applicable laws and regulations, current and future debt agreements and management agreements into which our subsidiaries may enter, which may impair our ability to make cash payments on our common stock or our preferred stock. In addition, such agreements may prohibit or limit the ability of our subsidiaries to transfer any of their property or assets to us, any of our other subsidiaries or to third parties. Our future indebtedness or our subsidiaries’ future indebtedness may also include restrictions with similar effects.

In addition, because we are a holding company, stockholders’ claims will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, claims of our stockholders will be satisfied only after all of our and our operating partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.

If our common stock is delisted, your ability to transfer or sell your shares of the Series D Preferred Stock may be limited and the market value of the Series D Preferred Stock will be materially adversely affected.

Other than in connection with certain Change of Control transactions, the Series D Preferred Stock does not contain provisions that protect you if our common stock is delisted. Since the Series D Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series D Preferred Stock and receive stated dividends on the stock when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series D Preferred Stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of the Series D Preferred Stock may be limited and the market value of the Series D Preferred Stock will be materially adversely affected.

The Series D Preferred Stock bears a risk of redemption by us.

On and after May 25, 2021, the Series D Preferred Stock will be redeemable at our option, in whole or in part, at any time or from time to time. Any such redemptions may occur at a time that is unfavorable to holders of the Series D Preferred Stock.

Our amount of preferred stock outstanding will increase as a result of this offering, which could adversely affect our business, financial condition and results of operations if we are unable to redeem shares of the Series C Preferred Stock now or in the future.

As of May 16, 2016, we had approximately $38.5 million outstanding of Series C Preferred Stock. We intend to use the net proceeds from this offering to partially redeem shares of our Series C Preferred Stock.

However, until such time as the shares of our Series C Preferred Stock have been partially redeemed using the proceeds of this offering, our amount of preferred stock outstanding will increase as a result of this issuance of Series D Preferred Stock. If we are unable to redeem all of the outstanding Series C Preferred Stock on or prior to August 31, 2016 and have failed to meet certain other conditions related to a pending extension or redemption of such series to satisfaction of the lenders under our Line of Credit on and after August 31, 2016, the Line of Credit will require us to have sufficient liquidity to redeem the Series C Preferred Stock in full.

The issuance of additional shares of Preferred Stock could have significant consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations to holders of our preferred stock and under our Line of Credit;

•	reducing the availability of our cash flow to fund acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes; and

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, and adverse changes the industry in which we operate and the general economy.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under our Line of Credit and monthly dividend obligations with respect to our preferred stock.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Series D Preferred Stock in this offering will be approximately $25.1 million, after deducting the placement agent fee of approximately $815,410 and other estimated offering expenses of $142,500 payable by us.

We intend to use the net proceeds from this offering to partially redeem shares of our Series C Preferred Stock. These shares are redeemable at our option, in whole or in part, at any time on or after January 31, 2016 at a redemption price per share equal to their base liquidation amount of $25 per share, plus an amount equal to any accrued and unpaid dividends. These shares accrue cumulative dividends at an annual rate of 7.125%. If we partially redeem shares of our Series C Preferred Stock, the aggregate redemption price would be their aggregate base liquidation amount of approximately $25.1 million, plus an amount equal to any accrued and unpaid dividends. We intend to redeem in full the remaining outstanding shares of Series C Preferred Stock prior to the mandatory redemption date of such Series C Preferred Stock.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges and preferred dividends for the three months ended March 31, 2016 and the fiscal years ended December 31, 2015, 2014, 2013, 2012 and 2011 are set forth below. For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, “earnings” consist of net income from continuing operations before fixed charges. “Fixed charges” consist of interest expense, amortization of deferred financing fees and the portion of operating lease expense that represents interest.

	Three Months Ended March 31,		Year Ended December 31,
	2016		2015		2014		2013		2012		2011
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	N/A	(1)	N/A	(2)	N/A	(3)	N/A	(4)	N/A	(5)	1.1x

(1)	For the three months ended March 31, 2016, earnings, as defined, were insufficient to cover fixed charges and preferred and common distributions by approximately $0.4 million.
(2)	For the year ended December 31, 2015, earnings, as defined, were insufficient to cover fixed charges and preferred and common distributions by approximately $1.5 million.
(3)	For the year ended December 31, 2014, earnings, as defined, were insufficient to cover fixed charges and preferred and common distributions by approximately $10.5 million. We recognized a $14.2 million impairment loss and a $5.3 million gain on debt extinguishment as a result of the return of one of our properties in a deed-in-lieu transaction during the year ended December 31, 2014.
(4)	For the year ended December 31, 2013, earnings, as defined, were insufficient to cover fixed charges and preferred and common distributions by approximately $2.9 million.
(5)	For the year ended December 31, 2012, earnings, as defined, were insufficient to cover fixed charges and preferred and common distributions by $0.4 million.

N/A: Not applicable

DESCRIPTION OF SERIES D PREFERRED STOCK

The following summary of the material terms and provisions of the Series D Preferred Stock does not purport to be complete and is subject to our charter (including the articles supplementary relating to the Series D Preferred Stock offered hereby, which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering), and our bylaws, each of which is available from us as described under “Where You Can Find More Information” of this prospectus supplement and is incorporated by referenced in this prospectus supplement. This description of the particular terms of the Series D Preferred Stock supplements the description of the general terms and provisions of our securities, including preferred stock, in the accompanying prospectus. You should consult that general description, beginning on page 9 of the accompanying prospectus, for further information.

As used in this section, the terms “we,” “us” and “our” refer to Gladstone Commercial Corporation and not to any of its subsidiaries.

General

We are currently authorized under our charter to issue up to 50,000,000 shares of capital stock, including 38,500,000 shares of common stock, 4,450,000 shares of senior common stock, 2,600,000 shares of Series A Preferred Stock, 2,750,000 shares of Series B Preferred Stock, and 1,700,000 shares of Series C Preferred Stock.

Our Board of Directors has the power under our charter to classify or reclassify unissued shares of capital stock by setting or changing the preferences, conversion or other rights, voting powers restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such stock without stockholder approval. Pursuant to this authority, prior to the closing of this offering, our Board of Directors will reclassify 6,000,000 shares of the Company’s authorized but unissued shares of common stock as, and will approve articles supplementary setting forth the terms of, a series of the Company’s preferred stock, designated as the 7.00% Series D Cumulative Redeemable Preferred Stock. Before we issue any of the Series D Preferred Stock in connection with this offering, we will file with the State Department of Assessments and Taxation of Maryland articles supplementary reflecting this reclassification of shares of common stock as shares of Series D Preferred Stock and the terms of the Series D Preferred Stock. After giving effect to these articles supplementary, the authorized capital stock of the Company will be 50,000,000 shares of capital stock, including 32,500,000 shares of common stock, 4,450,000 shares of senior common stock, 2,600,000 shares of Series A Preferred Stock, 2,750,000 shares of Series B Preferred Stock, 1,700,000 shares of Series C Preferred Stock and 6,000,000 shares of Series D Preferred Stock. When issued in accordance with this prospectus supplement and the accompanying prospectus, the Series D Preferred Stock will be validly issued, fully paid and non-assessable.

Listing

We intend to apply to list the Series D Preferred Stock on NASDAQ under the symbol “GOODM.” We will use our best efforts to have the listing application for the Series D Preferred Stock approved. If the application is approved, trading of the of Series D Preferred Stock is expected to commence within 30 days after the date of initial delivery of the Series D Preferred Stock.

Ranking

The Series D Preferred Stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of our common stock, senior common stock and any other class or series of our capital stock expressly designated as ranking junior to the Series D Preferred Stock;

•	on parity with the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock and any future class or series of our capital stock expressly designated as ranking on parity with the Series D Preferred Stock; and

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series D Preferred Stock, none of which exists on the date hereof.

The Series D Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividends

Holders of shares of the Series D Preferred Stock are entitled to receive, when, and as authorized by our board of directors and declared by us, preferential cumulative cash dividends at the rate of 7.00% per annum of the $25.00 liquidation preference per share of the Series D Preferred Stock (equivalent to a fixed annual amount of $1.75 per share of the Series D Preferred Stock).

Dividends on the Series D Preferred Stock will accrue and be cumulative from and including the date of original issue and will be payable to holders monthly in arrears.

Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be the date designated by our board of directors as the record date for the payment of dividends that is not more than 35 and not fewer than 10 days prior to the scheduled dividend payment date.

The first dividend on the Series D Preferred Stock is scheduled to be paid on June 30, 2016 and will be a pro rata dividend from and including the original issue date to and including June 30, 2016 in the amount of $0.178763 per share.

Dividends on the Series D Preferred Stock will accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

Except as described in the next two paragraphs, unless full cumulative dividends on the Series D Preferred Stock for all past monthly periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

•	declare and pay or declare and set apart for payment of dividends, and we will not declare and make any other distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the Series D Preferred Stock, for any period; or

•	redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series D Preferred Stock.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, junior to the Series D Preferred Stock;

•	the conversion into or exchange for other shares of any class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, junior to the Series D Preferred Stock;

•	our purchase of shares of Series D Preferred Stock or any other class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series D Preferred Stock pursuant to our charter to the extent necessary to preserve our status as a REIT as discussed under “—Restrictions on Ownership and Transfer”; and

•	our purchase of shares of any other class or series of capital stock ranking on parity with the Series D Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock.

When we do not pay dividends in full (and do not set apart a sum sufficient to pay them in full) on the Series D Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series D Preferred Stock, we will declare any dividends upon the Series D Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series D Preferred Stock pro rata, so that the amount of dividends declared per share of Series D Preferred Stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears.

Holders of shares of Series D Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series D Preferred Stock as described above. Any dividend payment made on the Series D Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series D Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

We do not intend to declare dividends on the Series D Preferred Stock, or pay or set apart for payment dividends on the Series D Preferred Stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration, payment or setting apart for payment is restricted or prohibited by law.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock, senior common stock, or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series D Preferred Stock, holders of shares of Series D Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of Series D Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to and including the date of payment, but without interest. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series D Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to rights upon our liquidation, dissolution or winding up, on parity with the Series D Preferred Stock in the distribution of assets, then holders of shares of Series D Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series D Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of Series D Preferred Stock will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of Series D Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series D Preferred Stock will not be added to our total liabilities.

Optional Redemption

Except with respect to the special optional redemption described below and in certain limited circumstances relating to maintaining our qualification as a REIT as described in “—Restrictions on Ownership and Transfer,” we cannot redeem the Series D Preferred Stock prior to May 25, 2021. On and after May 25, 2021, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.

If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed, we will select the shares of Series D Preferred Stock to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot, or by any other equitable method that we determine will not violate the 9.8% capital stock ownership limit. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series D Preferred Stock, other than a holder of Series D Preferred Stock that has received an exemption from the ownership limit, would have actual or constructive ownership of more than 9.8% of the issued and outstanding shares of capital stock, because such holder’s shares of Series D Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter, we will redeem the requisite number of shares of Series D Preferred Stock of such holder such that no holder will own in excess of the 9.8% capital stock ownership limit subsequent to such redemption. See “—Restrictions on Ownership and Transfer” below. In order for their shares of Series D Preferred Stock to be redeemed, holders must surrender their shares at the place, or in accordance with the book-entry procedures, designated in the notice of redemption. Holders will then be entitled to the redemption price, plus an amount equal to any accrued and unpaid dividends payable upon redemption following surrender of the shares as detailed below. If a notice of redemption has been given (in the case of a redemption of the Series D Preferred Stock other than to preserve our status as a REIT), if the funds necessary for the redemption have been set apart by us in trust for the benefit of the holders of any shares of Series D Preferred Stock called for redemption and if irrevocable instructions have been given to pay the redemption price, plus an amount equal to any accrued and unpaid dividends, then from and after the redemption date, dividends will cease to accrue on such shares of Series D Preferred Stock and such shares of Series D Preferred Stock will no longer be deemed outstanding. At such time, all rights of the holders of such shares will terminate, except the right to receive the redemption price, plus an amount equal to any accrued and unpaid dividends payable upon redemption, without interest. So long as no dividends are in arrears and subject to the provisions of applicable law, we may from time to time repurchase all or any part of the Series D Preferred Stock, including the repurchase of shares of Series D Preferred Stock in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of directors.

Unless full cumulative dividends on all shares of Series D Preferred Stock have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past monthly periods that have ended, no shares of Series D Preferred Stock will be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock or any class or series of our capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series D Preferred Stock (except by conversion into or exchange for our capital stock ranking junior to the Series D Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up); provided, however, that whether or not the requirements set forth above have been met, we may purchase shares of Series D Preferred Stock or any other class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series D Preferred Stock pursuant to our charter to the extent necessary to ensure that we meet the requirements for qualification as a REIT for federal income tax purposes, and may purchase or acquire shares of Series D Preferred Stock or preferred stock ranking on parity with the Series D Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock. See “—Restrictions on Ownership and Transfer” below.

Notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records as maintained by the transfer agent named in “—Transfer Agent and Registrar.” No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series D Preferred Stock may be listed or admitted to trading, each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series D Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, representing shares of Series D Preferred Stock are to be surrendered for payment of the redemption price;

•	procedures for surrendering noncertificated shares of Series D Preferred Stock for payment of the redemption price;

•	that dividends on the shares of Series D Preferred Stock to be redeemed will cease to accumulate on such redemption date; and

•	that payment of the redemption price and an amount equal to any accumulated and unpaid dividends will be made upon presentation and surrender of such Series D Preferred Stock.

If fewer than all of the shares of Series D Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed.

We are not required to provide such notice in the event we redeem Series D Preferred Stock in order to qualify or maintain our status as a REIT.

Any such redemption may be made conditional on such factors as may be determined by our board of directors and as set forth in the notice of redemption.

If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of the Series D Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date and each holder of shares of Series D Preferred Stock that surrenders such shares on such redemption date will be entitled to the dividends, if any, accruing after the end of the applicable dividend period, up to and including the redemption date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Stock for which a notice of redemption has been given.

All shares of Series D Preferred Stock that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of common stock, without designation as to series or class.

Subject to applicable law and the limitation on purchases when dividends on the Series D Preferred Stock are in arrears, we may, at any time and from time to time, purchase Series D Preferred Stock in the open market, by tender or by private agreement.

Future debt instruments may prohibit us, from redeeming or otherwise repurchasing any shares of our capital stock, including the Series D Preferred Stock, except in limited circumstances.

Special Optional Redemption

Upon the occurrence of a Change of Control we may, at our option, redeem the Series D Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus an amount equal to any accrued and unpaid dividends to, but not including, the date of redemption.

We will mail to you, if you are a record holder of the Series D Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series D Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series D Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, representing shares of Series D Preferred Stock are to be surrendered for payment of the redemption price;

•	procedures for surrendering noncertificated shares of Series D Preferred Stock for payment of the redemption price;

•	that dividends on the shares of Series D Preferred Stock to be redeemed will cease to accumulate on such redemption date;

•	that payment of the redemption price and an amount equal to any accumulated and unpaid dividends will be made upon presentation and surrender of such Series D Preferred Stock; and

•	that the Series D Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control.

If we redeem fewer than all of the outstanding shares of Series D Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series D Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series D Preferred Stock to be redeemed as described above in “—Optional Redemption.”

If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series D Preferred Stock called for redemption, then from and after the redemption date, those shares of Series D Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series D Preferred Stock will terminate. The holders of those shares of Series D Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date, without interest.

The holders of Series D Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series D Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series D Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Stock to be redeemed.

A “Change of Control” is when, after the original issuance of the Series D Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Redemption at Option of Holders Upon a Change of Control

If a Change of Control occurs at any time the Series D Preferred Stock is outstanding, then each holder of shares of Series D Preferred Stock shall have the right, at such holder’s option, to require us to redeem for cash any or all of such holder’s shares of Series D Preferred Stock, on a date specified by us that can be no earlier than 30 days and no later than 60 days following the date of delivery by us of the notice of the occurrence of such Change of Control and of the redemption right at the option of the holders arising as a result thereof, such notice to conform to the terms and conditions contained in the Articles Supplementary of the Series D Preferred Stock, at the Change of Control Redemption Price, which is equal to the liquidation preference of $25.00 per share, plus an amount equal to all accrued but unpaid dividends, to, but not including, the Change of Control Redemption Date; provided, however, that a holder shall not have any right of redemption with respect to any shares of Series D Preferred Stock being called for redemption pursuant to our optional redemption as described under “—Optional Redemption,” our special optional redemption as described under “—Special Optional Redemption,” or our requirement to redeem as described in the accompanying prospectus under “Description of Capital Stock—General— Repurchases of Excess Shares,” to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery of the such notice.

Conversion Rights

The Series D Preferred Stock is not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption

The Series D Preferred Stock has no maturity date and we are not required to redeem the Series D Preferred Stock at any time. Accordingly, the Series D Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right. The Series D Preferred Stock is not subject to any sinking fund.

Limited Voting Rights

Holders of shares of the Series D Preferred Stock generally do not have any voting rights, except as set forth below.

If dividends on the Series D Preferred Stock are in arrears for 18 or more consecutive monthly periods (which we refer to as a preferred dividend default), holders of shares of the Series D Preferred Stock (voting separately as a class together with the holders of all other classes or series of preferred stock ranking on parity with the Series D Preferred Stock with respect to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as preferred stock directors), until all unpaid dividends for past dividend periods that have ended with respect to the Series D Preferred Stock and such other classes or series of preferred stock have been paid or declared and a sum sufficient for payment is set apart for such payment. In such a case, the number of directors serving on our board of directors will automatically be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election and each preferred stock director will serve until the next annual meeting of stockholders and until his successor is duly elected and qualified or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

•	a special meeting called upon the written request of holders of at least 20% of the outstanding shares of Series D Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

•	each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on the Series D Preferred Stock and on any other class or series of preferred stock ranking on parity with the Series D Preferred Stock and upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods that have ended.

If and when all accumulated dividends on the Series D Preferred Stock and all other classes or series of preferred stock ranking on parity with the Series D Preferred Stock and upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set apart for payment, holders of shares of Series D Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly.

Any preferred stock director elected by holders of shares of Series D Preferred Stock and other holders of preferred stock ranking on parity with the Series D Preferred Stock and upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series D Preferred Stock and all other classes or series of preferred stock ranking on parity with the Series D Preferred

25

Stock and entitled to vote thereon when they have the voting rights described above (voting together as a single class). The preferred stock directors will each be entitled to one vote on any matter. So long as a preferred dividend default continues, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable).

So long as any shares of Series D Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares outstanding at the time of Series D Preferred Stock and each other class or series of preferred stock ranking on parity with Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting together as a single class), authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.

In addition, so long as any shares of Series D Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock, amend, alter or repeal the provisions of our charter, including the terms of the Series D Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock, except that with respect to the occurrence of any of the events set forth above, so long as the Series D Preferred Stock remains outstanding with the terms of the Series D Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event set forth above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series D Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events set forth above; provided, further, that such vote or consent will not be required with respect to any such amendment, alteration or repeal that equally affects the terms of the Series D Preferred Stock and one or more other classes or series of preferred stock ranking on parity with Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred, if such amendment, alteration or repeal is approved by the affirmative vote or consent of the holders of two-thirds of the shares of Series D Preferred Stock and such other class or series of preferred stock (voting together as a single class). Furthermore, if holders of shares of the Series D Preferred Stock receive the greater of the full trading price of the Series D Preferred Stock on the date of an event set forth above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events set forth above, then such holders shall not have any voting rights with respect to the events set forth above.

So long as any shares of Series D Preferred Stock remain outstanding, the holders of shares of Series D Preferred Stock also will have the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter, including the terms of the Series D Preferred Stock on which holders of Series D Preferred Stock are otherwise entitled to vote pursuant to the paragraph set forth immediately above, that would alter only the contract rights, as expressly set forth in our charter, of the Series D Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal. With respect to any amendment, alteration or repeal of the provisions of our charter or the terms of the Series D Preferred Stock that equally affects the terms of the Series D Preferred Stock and one or more other classes or series of preferred stock ranking on parity with Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred, so long as any shares of Series D Preferred Stock remain outstanding, the holders of shares of Series D Preferred Stock and such other class or series of preferred stock (voting together as a single class), also will have the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter, including the terms of the Series D Preferred Stock on which holders of Series D Preferred Stock are otherwise entitled to vote pursuant to the paragraph set forth immediately above, that would alter only the contract rights, as expressly set forth in our charter, of the Series D Preferred Stock and such other classes or series of preferred stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment.

Holders of shares of Series D Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of Series D Preferred Stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Holders of shares of Series D Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series D Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series D Preferred Stock, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series D Preferred Stock.

In any matter in which Series D Preferred Stock may vote (as expressly provided in the articles supplementary setting forth the terms of the Series D Preferred Stock), each share of Series D Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of Series D Preferred Stock will be entitled to one vote.

Restrictions on Ownership and Transfer

In order for us to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year.

To help us to maintain our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. Our charter provides that no person may own, directly or indirectly, more than 9.8% of our aggregate outstanding shares of capital stock. The beneficial ownership and/or constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. See “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for the Series D Preferred Stock is Computershare, Inc.

Book-Entry Procedures

The Series D Preferred Stock will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series D Preferred Stock. Owners of beneficial interests in the Series D Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series D Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series D Preferred Stock under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The Series D Preferred Stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

•	we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the discussion contained under the caption “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and should be read in conjunction therewith. This summary is for general information purposes only and is not tax advice. This discussion does not address all aspects of taxation that may be relevant to particular holders of our Series D Preferred Stock in light of their personal investment or tax circumstances.

We urge prospective investors to consult their own tax advisors regarding the specific tax consequences to them of the acquisition, ownership and disposition of our Series D Preferred Stock and of our election to be taxed as a REIT. Specifically, prospective investors should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences of such acquisition, ownership, disposition and election and regarding potential changes in applicable tax laws.

Redemption of Our Series D Preferred Stock

A redemption of Series D Preferred Stock solely for cash will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies an exception found in Section 302(b) of the Code, which would cause the redemption to be treated as a sale of stock (in which case the redemption will be treated in the same manner as a disposition described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Dispositions” or “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Dispositions,” as applicable). Section 302(b) of the Code includes the following three exceptions, which are applicable if the redemption: (1) is “substantially disproportionate” with respect to the stockholder’s interest in our stock; (2) results in a “complete termination” of the stockholder’s interest in all classes of our stock; or (3) is “not essentially equivalent to a dividend” with respect to the stockholder. In determining whether any of these exceptions are applicable, stock considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative exceptions included in Section 302(b) of the Code described above will be satisfied with respect to a particular redemption of Series D Preferred Stock depends upon the facts and circumstances, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of Series D Preferred Stock for cash does not qualify for any of the exceptions described above, the redemption proceeds will be treated as a distribution, the consequences of which are described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions” or “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Distributions,” as applicable. Additionally, a stockholder may lose the benefit of the adjusted tax basis in the Series D Preferred Stock that has been redeemed. We urge prospective investors to consult their tax advisors to determine the impact of any lost adjusted tax basis.

The preceding discussion generally applies to non-U.S. stockholders with respect to redemptions of Series D Preferred Stock, except that a non-U.S. stockholder generally will not be subject to federal income tax or withholding tax on gain recognized upon a redemption of Series D Preferred Stock that satisfies at least one of the three alternative tests of Section 302(b) of the Code described above, provided that: (i) such gain is not effectively connected with the conduct by such non-U.S. stockholder of a trade or business within the U.S.; (ii) the non-U.S. stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) we are “domestically controlled.” For additional information, see the discussion under the caption “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders—Dispositions” in the accompanying prospectus.

PLAN OF DISTRIBUTION

We are offering the shares of our Series D Preferred Stock through a placement agent. Subject to the terms and conditions contained in the placement agent agreement, dated May 20, 2016, CSCA has agreed to act as the placement agent for this offering. The placement agent agreement provides that the obligation of the placement agent is subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions, letters and closing certificates.

CSCA may be an underwriter within the meaning of the Securities Act in connection with its placement agent activities in this offering.

CSCA has no commitment to purchase any shares of our Series D Preferred Stock and will act only as an agent in obtaining indications of interest in our Series D Preferred Stock from certain investors. We have agreed to pay the placement agent a fee of 3.125% of the gross proceeds and to pay certain of its expenses.

We have agreed to indemnify the placement agent and each of its partners, directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys, agents, and each person, if any, controlling the placement agent and any of its affiliates, against liabilities resulting from this offering and to contribute to payments the placement agent may be required to make for these liabilities.

In connection with this offering, CSCA may engage broker dealers as sub-placement agents to participate in the placement of the Series D Preferred Stock. Such sub-placement agents may receive a portion of the placement agent fee paid to CSCA, as well as other compensation and fees.

In the ordinary course of business, CSCA and/or its affiliates have engaged, and may in the future engage, in financial advisory, investment banking and other transactions with us for which customary compensation has been, and will be, paid.

Subject to customary closing conditions, certain institutional investors have agreed to purchase, and we have agreed to sell, 1,043,725 shares of Series D Preferred Stock at a negotiated purchase price of $25.00 per share. It is possible that not all of the shares of Series D Preferred Stock we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale will be completed on the date indicated on the cover page of this prospectus supplement.

We will not, for a period of 60 days from the closing date, without the prior written consent of CSCA, directly or indirectly offer, sell, assign, transfer, pledge contract to sell, grant an option to purchase, make any short sale or otherwise dispose of, any of our Preferred Stock.

Weeden & Co. LP is acting as settlement agent in connection with the sale of our Series D Preferred Stock under the purchase agreements and will receive a fee of $0.02 per share.

Regulation M Restrictions

CSCA may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and

Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as a principal. Under these rules and regulations, CSCA:

•	must not engage in any stabilization activity in connection with our securities; and

•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

LEGAL MATTERS

Certain legal matters and certain federal income tax matters will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain matters of Maryland law, including the validity of the Series D Preferred Stock to be issued in connection with this offering, will be passed upon for us by Venable LLP, Baltimore, Maryland. Bass, Berry & Sims PLC may rely as to certain matters of Maryland law upon the opinion of Venable LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Controls over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

SEC rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus, and the information we file subsequently with the SEC prior to the completion of this offering will automatically update and supersede such information.

We previously filed the following documents with the SEC and such filings are incorporated by reference into this prospectus supplement and the accompanying prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed February 17, 2016 (including portions of our definitive Proxy Statement filed March 18, 2016 for the 2016 Annual Meeting of Stockholders incorporated therein by reference);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed April 27, 2016;

•	Current Reports on Form 8-K, filed February 22, 2016 and May 9, 2016; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed August 12, 2003, as updated through subsequently filed reports.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or the offering of these securities is otherwise terminated, provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement and in the accompanying prospectus. Information that we subsequently file with the SEC as aforesaid will automatically update and may supersede information in this prospectus supplement and the accompanying prospectus and information that we previously filed with the SEC.

You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by writing or calling our Investor Relations Department at the following address and telephone number:

Investor Relations

Gladstone Commercial Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

(703) 287-5893

WHERE YOU CAN FIND MORE INFORMATION

Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments, if any, to those reports filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as well as Section 16 reports on Forms 3, 4 and 5 are available free of charge through our website at www.GladstoneCommercial.com. A request for any of these reports may also be submitted to us by sending a written request addressed to Investor Relations, Gladstone Commercial Corporation, 1521 Westbranch Drive, Suite 100, McLean, VA 22102, or by calling our toll-free investor relations line at 1-866-366-5745. The public may read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus or incorporated into any other filings that we make with the SEC.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by the accompanying prospectus. Such prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by such prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

PROSPECTUS

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Subscription Rights

We may offer, from time to time, one or more series or classes of common stock, preferred stock, debt securities, depositary shares and subscription rights. We refer to our common stock, preferred stock, debt securities, depositary shares and subscription rights collectively as the “securities.” We may offer these securities with an aggregate initial public offering price of up to $500,000,000, or its equivalent in a foreign currency based upon the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus.

No securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of those securities. Accordingly, we will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of the securities that we are offering. The accompanying prospectus supplement also will contain information, where applicable, about federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes, among other purposes.

Our shares of common stock, par value $0.001 per share, 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share, which we refer to as our Series A Preferred, 7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share, which we refer to as our Series B Preferred, and 7.125% Series C Cumulative Term Preferred Stock, par value $0.001 per share, which we refer to as our Series C Preferred, trade on the NASDAQ Global Select Market under the trading symbols “GOOD,” “GOODP,” “GOODO” and “GOODN,” respectively.

Investing in our securities involves substantial risks. See “Risk Factors” on page 4 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission from time to time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2016

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that we may provide to you in connection with an offering of securities. You must not rely upon any unauthorized information or representations not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process for the offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits thereto. For further information, we refer you to the registration statement, including any amendments thereto, including its exhibits.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of such offering. Any accompanying prospectus supplement or free writing prospectus may also update, amend or supersede other information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where You Can Find More Information” below.

Unless the context otherwise requires or indicates, all references to “we,” “our,” “us” and the “Company” in this prospectus mean Gladstone Commercial Corporation, a Maryland corporation, and its consolidated subsidiaries. All references to the “Operating Partnership” in this prospectus mean Gladstone Commercial Limited Partnership, a subsidiary of the Company and a Delaware limited partnership. All references to “Adviser” in this prospectus mean, Gladstone Management Corporation, a Delaware corporation.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our ability to qualify and maintain our qualification as a real estate investment trust, or REIT;

•	re-leasing efforts

•	our business and financing strategy;

•	our ability to implement our business plan, including our ability to continue to expand geographically;

•	pending and future transactions;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition and our ability to compete effectively;

•	market and industry trends;

•	interest and insurance rates;

•	estimates of our future operating expenses, including payments to our Adviser and Administrator (each defined herein) under the terms of our advisory and administration agreements;

•	projected capital expenditures; and

•	use of the proceeds of our credit facilities, mortgage notes payable, offerings of our securities and other future capital resources, if any.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	the loss of any of our key employees, such as Mr. David Gladstone, our Chairman and Chief Executive Officer, Mr. Terry Lee Brubaker, our Vice Chairman and Chief Operating Officer, Mr. Robert G. Cutlip, our President;

•	general volatility of the capital markets and the market price of our common stock and preferred stock;

•	failure to qualify as a REIT, and risks of changes in laws that affect REITs;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our business or financing strategy;

•	the adequacy of our cash reserves and working capital;

•	our failure to successfully integrate and operate acquired properties and operations;

•	defaults upon or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	the degree and nature of our competition, including with other real estate investment companies;

•	availability, terms and deployment of capital, including the ability to maintain and borrow under our line of credit, arrange for long-term mortgages on our properties, secure one or more additional long-term lines of credit and raise equity capital;

•	our ability to identify, hire and retain highly-qualified personnel in the future;

•	changes in our industry or the general economy;

•	changes in interest rates;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in governmental regulations, tax rates and similar matters; and

•	environmental uncertainties and risks related to natural disasters.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained in, or incorporated by reference into, in this prospectus or in any accompanying prospectus supplement, including, without limitation, the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC from time to time. New factors may also emerge from time to time that could materially and adversely affect us.

THE COMPANY

We were incorporated under the Maryland General Corporation Law on February 14, 2003, primarily for the purpose of investing in and owning net leased industrial, commercial and retail real property and selectively making long-term industrial and commercial mortgage loans. We have elected to be taxed as a REIT for federal income tax purposes. Our shares of common stock, par value $0.001 per share, 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share, which we refer to as our Series A Preferred, 7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share, which we refer to as our Series B Preferred, and 7.125% Series C Cumulative Term Preferred Stock, par value $0.001 per share, which we refer to as our Series C Preferred, trade on the NASDAQ Global Select Market under the trading symbols “GOOD,” “GOODP,” “GOODO” and “GOODN,” respectively. Our senior common stock, par value, $0.001 per share, is not traded on any exchange or automated quotation system. Most of the properties that we own are leased to a wide cross section of tenants ranging from small businesses to large public companies, many of which are corporations that do not have publicly-rated debt. We have historically entered into, and intend in the future to enter into, purchase agreements for real estate having triple net leases with terms of approximately 10 to 15 years and built-in rental rate increases. Under a triple net lease, the tenant is required to pay all operating, maintenance and insurance costs and real estate taxes with respect to the leased property. We actively communicate with buyout funds, real estate brokers and other third parties to locate properties for potential acquisition or to provide mortgage financing in an effort to build our portfolio. As of September 30, 2015, we owned 101 properties located in 24 states that contained approximately 11.1 million rentable square feet, which had a total gross and net carrying value, including intangible assets and properties held for sale, of $936.5 million and $778.3 million, respectively. As of September 30, 2015, we also had two mortgage loan receivables outstanding for an aggregate of $5.9 million, for which we earn interest of 22.0% per annum through the maturity date. These loans mature upon the earlier of April 2016 or the sale of the underlying property, which is anticipated to occur in January 2016. We expect these mortgage loan receivables to be paid in full during the first quarter 2016.

Our business is managed by our external adviser, Gladstone Management Corporation, or our Adviser, which is an affiliated registered investment adviser under the Investment Advisers Act of 1940. Our Adviser is responsible for managing our business on a daily basis and for identifying and making acquisitions and dispositions that it believes satisfy our investment criteria.

We conduct substantially all of our activities, including the ownership of all of our properties, through our Operating Partnership. We control our Operating Partnership through our ownership of GCLP Business Trust II, a subsidiary of the Company and a Massachusetts business trust which holds the sole general partnership interest in our Operating Partnership, and of GCLP Business Trust I, a subsidiary of the Company and a Massachusetts business trust which holds all of the limited partnership interests of our Operating Partnership. Our Operating Partnership may issue limited partnership units from time to time in exchange for industrial and commercial real property. Limited partners who hold limited partnership units in our Operating Partnership will generally be entitled to redeem these units for cash or, at our election, shares of our common stock on a one-for-one basis.

Our executive offices are located at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is http://www.GladstoneCommercial.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus or incorporated into any other filings that we make with the SEC.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus involves substantial risks. You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key risk factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Forward-Looking Statements” above.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges and preferred dividends for the nine months ended September 30, 2015 and the years ended December 31, 2014, 2013, 2012, 2011 and 2010 are set forth below. For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, “earnings” consist of net income from continuing operations before fixed charges. “Fixed charges” consist of interest expense, amortization of deferred financing fees and the portion of operating lease expense that represents interest.

	Nine Months Ended September 30, 2015	Year Ended December 31,
		2014	2013		2012		2011	2010
Ratio of Earnings to Combined Fixed Charges and Preferred Distributions	N/A (1)	N/A (2)	N/A	(3)	N/A	(4)	1.1x	1.0x

(1)	For the nine months ended September 30, 2015, earnings, as defined, were insufficient to cover fixed charges and preferred and common distributions by approximately $2.8 million.
(2)	For the year ended December 31, 2014, earnings, as defined, were insufficient to cover fixed charges and preferred and common distributions by approximately $10.5 million. We recognized a $14.2 million impairment loss and a $5.3 million gain on debt extinguishment as a result of the return of one of our properties in a deed-in-lieu transaction during the year ended December 31, 2014.
(3)	For the year ended December 31, 2013, earnings, as defined, were insufficient to cover fixed charges and preferred and common distributions by approximately $2.9 million.
(4)	For the year ended December 31, 2012, earnings, as defined, were insufficient to cover fixed charges and preferred and common distributions by $0.4 million.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the acquisition of additional properties, capital expenditures and/or improvements to properties in our portfolio, distributions to stockholders and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 50,000,000 shares of capital stock, $0.001 par value per share, 38,500,000 of which are classified as common stock, 1,150,000 of which are classified as 7.75% Series A Cumulative Redeemable Preferred Stock, 1,150,000 of which are classified as 7.50% Series B Cumulative Redeemable Preferred Stock, 1,700,000 of which are classified as 7.125% Series C Cumulative Term Preferred Stock and 7,500,000 of which are classified as senior common stock. Under our charter, our board of directors is authorized to classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of such stock. Our board of directors may also, without stockholder approval, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that we have authority to issue.

For purposes of this section “Description of Capital Stock,” we refer to our common stock which is listed on the NASDAQ Global Select Market under the symbol “GOOD” as our “Listed Common Stock.” Further, we refer to our (i) 7.75% Series A Cumulative Redeemable Preferred Stock, which is listed on the NASDAQ Global Select Market under the symbol “GOODP,” as our “Series A Preferred Stock”, our (ii) 7.50% Series B Cumulative Redeemable Preferred Stock, which is listed on the NASDAQ Global Select Market under the symbol “GOODO,” as our “Series B Preferred Stock” our (iii) 7.125% Series C Cumulative Term Preferred Stock, which is listed on the NASDAQ Global Select Market under the symbol “GOODN,” as our “Series C Preferred Stock” and our (iv) non-listed senior common stock, as our “Senior Common Stock.” We collectively refer to our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as our “Preferred Stock” where appropriate.

The following summary description of our capital stock is not necessarily complete and is qualified in its entirety by reference to our charter and bylaws, each of which has been filed with the SEC, as well as applicable provisions of the Maryland General Corporation Law, or the MGCL.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year for the purpose of electing the class of directors whose term is up for election and to conduct other business that may be properly brought before the stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chairman, our chief executive officer or our president and must be called by our secretary upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at a meeting. In general, the presence in person or by proxy of a majority of the outstanding shares, exclusive of excess shares (described in “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Restrictions on Ownership and Transfer,” below), shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect any director.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for a conversion, our charter provides for approval of these matters by a majority of all the votes entitled to be cast on the matter.

Stockholders may, by the affirmative vote of at least two-thirds of all votes entitled to be cast generally in the election of directors, elect to remove a director for cause. Stockholders do not have the ability to vote to replace our Adviser or to select a new adviser.

Repurchases of Excess Shares

We have the authority to redeem “excess shares” (as defined in our charter) immediately upon becoming aware of the existence of excess shares or after giving the holder of the excess shares 30 days to transfer the excess shares to a person whose ownership of such shares would not exceed the ownership limit, and therefore such shares would no longer be considered excess shares. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the stockholder holding the excess shares or the fair market value of the excess shares, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Restrictions on Ownership and Transfer.”

Common Stock

Certificates

Generally, we will not issue stock certificates. Shares of common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected simply by mailing to us a duly executed transfer form. Upon the issuance of shares of common stock, we will send to each stockholder a written statement which will include all information that is required to be written upon stock certificates pursuant to the MGCL.

Other Matters

The transfer and distribution paying agent and registrar for our common stock is Computershare, Inc.

Listed Common Stock

Voting Rights

Each share of Listed Common Stock is entitled to one vote on each matter to be voted upon by our stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock, the holders of the Listed Common Stock possess exclusive voting power. There is no cumulative voting in the election of directors which means that the holders of a majority of the outstanding Listed Common Stock can elect all of the directors then standing for election and that the holders of the remaining shares are not able to elect any directors.

Dividends, Liquidations and Other Rights

Holders of Listed Common Stock are entitled to receive distributions, when authorized by our board of directors and declared by us, out of assets legally available for the payment of distributions. We pay distributions on the Listed Common Stock on a monthly basis. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our shares, including the Senior Common Stock and our Preferred Stock, and the provisions of our charter regarding restrictions on transfer and ownership of shares of our capital stock.

Holders of our Listed Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer and ownership of shares of our capital stock contained in our charter, all shares of Listed Common Stock have equal distribution, liquidation and other rights.

Senior Common Stock

Voting Rights

Holders of our Senior Common Stock have no voting rights, except as set forth below or as otherwise from time to time required by law. So long as any shares of Senior Common Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Senior Common Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately by class), amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Senior Common Stock or the holders thereof.

Dividends, Liquidations and Other Rights

The Senior Common Stock has priority over the Listed Common Stock with respect to payment of distributions and is pari passu with the Listed Common Stock with respect to distribution of amounts upon liquidation, dissolution or winding up; however, the Senior Common Stock ranks junior to our Preferred Stock with respect to payment of distributions and distribution of amounts upon liquidation, dissolution or winding up. The Senior Common Stock will be entitled to receive, subject to the preferential rights of our Preferred Stock (and any other preferred stock that we may issue in the future), when and as authorized by our board of directors and declared by us, out of funds legally available for payment of distributions, cash distributions in an amount equal to $1.05 per share per annum, declared daily and paid at the rate of $0.0875 per share per month. Distributions are cumulative from the date of issue of the shares and are payable monthly on or about the 5th business day of the month following the month in which such distributions are earned.

Exchange Option

Holders of Senior Common Stock have the right, but not the obligation, after the 5th anniversary of the issuance of the shares of Senior Common Stock proposed to be exchanged, to exchange any or all of such shares of Senior Common Stock for our Listed Common Stock at a predetermined exchange ratio, or the Exchange Ratio. The Exchange Ratio will be calculated by dividing $15.00 by the greatest of (i) the Closing Trading Price of the Listed Common Stock on the date on which such shares of Senior Common Stock were originally issued, (ii) the Book Value Per Share of the Listed Common Stock as determined as of the date on which such shares of Senior Common Stock were originally issued, and (iii) $13.68. For this purpose, “Book Value Per Share” means, as of a given date, the common stockholders’ equity (as reflected in our most recent public filing with the SEC) divided by the number of outstanding shares of common stock as of the same date. “Closing Trading Price” means, on any date of determination, (i) the most recently reported closing price per share of the Listed Common Stock as of such date on the NASDAQ Global Select Market, or (ii) if, as of such date, the Listed Common Stock is not traded on the NASDAQ Global Select Market, the most recently reported closing price per share of the Listed Common Stock on the primary stock exchange on which the Listed Common Stock is then listed for trading, or (iii) if, as of such date, the Listed Common Stock is not listed for trading on any stock exchange, the closing bid price for the Listed Common Stock on the Over-the-Counter Bulletin Board, or (iv) if neither (i), (ii) or (iii) apply, the last reported bid price on the over-the-counter market or on the Pink Sheets, or (v) if there is no longer any public market for the Listed Common Stock as of such date, the fair market value of a share of Listed Common Stock as determined in good faith by our board of directors.

Solely for purposes of determining when shares of Senior Common Stock become exchangeable, shares of Senior Common Stock purchased by a holder on dates subsequent to such holder’s initial purchase of Senior Common Stock (excluding shares issued pursuant to such holder’s participation in a distribution reinvestment plan of the Company, if any) will be deemed to have been issued on their respective issuance dates and, accordingly, the 5-year holding periods for such shares will commence from their respective issuance dates. In addition, any shares issued pursuant to a distribution reinvestment plan of the Company, if any, will be deemed to have been issued, and the five-year holding periods for such shares will be deemed to commence, on the date of issuance of the shares of Senior Common Stock purchased by the holder to which the shares issued pursuant to such Company’s distribution reinvestment plan relate.

All accumulated and unpaid distributions on the Senior Common Stock shall be paid to the holder through the date of exchange.

Automatic Conversion

Each share of Senior Common Stock will be converted into Listed Common Stock in accordance with the Exchange Ratio automatically upon any of the following events:

•

an acquisition of the Company by another company by means of any transaction or series of related transactions to which we are a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes)

other than a transaction or series of transactions in which the holders of our voting securities outstanding immediately prior to such transaction continue to retain at least 50% of the total voting power represented by our voting securities or those of such other surviving entity outstanding immediately after such transaction or series of transactions;

•	a sale of all or substantially all of our assets; or

•	a liquidation, dissolution or winding up of the Company.

All accumulated and unpaid distributions on the Senior Common Stock shall be paid to the holder through the date of conversion.

Call Protection

Shares of Senior Common Stock will be callable at our sole option on or after September 1, 2017. At such time the shares of Senior Common Stock will be callable for cash at our option, in whole or in part, at a redemption price equivalent to $15.30 per share, plus accumulated and unpaid distributions thereon to the date fixed for redemption. We may not call shares of Senior Common Stock prior to September 1, 2017, except in certain limited circumstances relating to maintaining our ability to qualify as a real estate investment trust, or REIT.

Anti-Dilution

If the outstanding Listed Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other company by reason of any reclassification, recapitalization, share split up, combination of shares, or share distribution, appropriate adjustment will be made to the number of shares and relative terms of the Senior Common Stock. There will be no anti-dilution adjustment upon the future sale of additional shares of Listed Common Stock, regardless of the price at which the Senior Common Stock is sold.

Valuation

Beginning with the quarter ending September 30, 2014, we have determined the value of the Senior Common Stock on a quarterly basis. This value will be determined as of the last day of each quarter and will be posted to our website at www.GladstoneCommercial.info. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus or incorporated into any other filings that we make with the SEC.

Preferred Stock

General

Subject to limitations prescribed by the MGCL and our charter, our board of directors is authorized to issue, from the authorized but unissued shares of stock, shares of preferred stock in class or series and to establish from time to time the number of shares of preferred stock to be included in the class or series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each class or series. Our Board may also increase the number of shares in any existing class or series.

Existing Series of Preferred Stock

Our board of directors has classified:

•	1,150,000 shares of 7.75% Series A Cumulative Redeemable Preferred Stock;

•	1,150,000 shares of 7.50% Series B Cumulative Redeemable Preferred Stock; and

•	1,700,000 shares of 7.125% Series C Cumulative Term Preferred Stock.

Series A Preferred Stock

Voting Rights

Holders of Series A Preferred Stock generally have no voting rights. However, if dividends on any shares of the Series A Preferred Stock are in arrears for 18 or more consecutive months, holders of the Series A Preferred Stock (voting together as a single class with holders of shares of any series of our preferred stock equal in rank with the Series A Preferred Stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors to serve on our board of directors until all dividends for the past dividend periods and the then current dividend period are fully paid or declared and set aside for payment. In addition, we may not amend the charter, including the designations, rights, preferences, privileges or limitations in respect of the Series A Preferred Stock, whether by merger, consolidation or otherwise, in a manner that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or the holders thereof without the affirmative vote of the holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding.

Dividends, Liquidation Preference and Other Rights

Holders of Series A Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, preferential cumulative cash dividends at a rate of 7.75% per annum of the $25.00 per share liquidation preference (equivalent to $1.9375 per annum per share). Beginning on the date of issuance, dividends on the Series A Preferred Stock are payable monthly in arrears and are cumulative.

If we liquidate, dissolve or wind up, holders of the Series A Preferred Stock will have the right to receive the $25.00 per share liquidation preference, plus any accumulated, accrued and unpaid dividends to and including the date of payment, but without interest, before any payment is made to the holders of our common stock (including our Listed Common Stock and Senior Common Stock) or any other class or series of our capital stock ranking junior to the Series A Preferred Stock as to liquidation rights.

With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series A Preferred Stock will be equal in rank with our Series B Preferred Stock and our Series C Preferred Stock and all equity securities that we issue, the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; senior to our common stock (including our Listed Common Stock and Senior Common Stock); and junior to all our existing and future indebtedness.

Effective January 30, 2011, we have the ability, at our sole option, to redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, by payment of $25.00 per share, plus any accumulated and unpaid dividends to the date of redemption. We have not redeemed any of the Series A Preferred Stock to date.

Shares of Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.

Series B Preferred Stock

Voting Rights

Holders of Series B Preferred Stock generally have no voting rights. However, if dividends on any shares of the Series B Preferred Stock are in arrears for 18 or more consecutive months, holders of the Series B Preferred Stock (voting together as a single class with holders of shares of any series of our preferred stock equal in rank with the Series B Preferred Stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors to serve on our board of directors until all dividends for the past dividend periods and the then current dividend period are fully paid or declared and set aside for payment. In addition, we may not amend the charter, including the designations, rights, preferences, privileges or limitations in respect of the Series B Preferred Stock, whether by merger, consolidation or otherwise, in a manner that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock or the holders thereof without the affirmative vote of the holders of at least two-thirds of the shares of Series B Preferred Stock then outstanding.

Dividends, Liquidation Preference and Other Rights

Holders of Series B Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, preferential cumulative cash dividends on the Series B Preferred Stock at a rate of 7.50% per annum of the $25.00 per share liquidation preference (equivalent to $1.875 per annum per share). Beginning on the date of issuance, dividends on the Series B Preferred Stock are payable monthly in arrears and are cumulative.

If we liquidate, dissolve or wind up, holders of the Series B Preferred Stock will have the right to receive the $25.00 per share liquidation preference, plus any accumulated, accrued and unpaid dividends to and including the date of payment, but without interest, before any payment is made to the holders of our common stock (including our Listed Common Stock and Senior Common Stock) or any other class or series of our capital stock ranking junior to the Series B Preferred Stock as to liquidation rights.

With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series B Preferred Stock will be equal in rank with our Series A Preferred Stock, Series C Preferred Stock and all other equity securities we issue, the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; senior to our common stock (including our Listed Common Stock and Senior Common Stock); and junior to all our existing and future indebtedness.

Effective October 31, 2011, we have the ability, at our sole option, to redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, by payment of $25.00 per share, plus any accumulated and unpaid dividends to the date of redemption. We have not redeemed any of the Series B Preferred Stock to date.

Shares of Series B Preferred Stock are not convertible into or exchangeable for any other securities or property.

Series C Preferred Stock

Voting Rights

Holders of Series C Preferred Stock generally have no voting rights. However, if dividends on any shares of the Series C Preferred Stock are in arrears for 18 or more consecutive months, holders of the Series C Preferred Stock (voting together as a single class with holders of shares of any series of our preferred stock equal in rank with the Series C Preferred Stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors to serve on our board of directors until all dividends for the past dividend periods and the then current dividend period are fully paid or declared and set apart for payment. In addition, if we fail to redeem or call for redemption the Series C Preferred Stock pursuant to the mandatory redemption required on January 31, 2017, the holders of the Series C Preferred, as a class, to the exclusion of the holders of all other classes of our stock, will be entitled to elect a majority of our directors until all shares of Series C Preferred Stock are redeemed or called for redemption. Further, we may not amend the charter, including the designations, rights, preferences, privileges or limitations in respect of the Series C Preferred Stock, in a manner that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock whether by merger, consolidation or otherwise, without the affirmative vote of the holders of at least two-thirds of the shares of Series C Preferred Stock then outstanding.

Dividends, Liquidation Preference and Other Rights

Holders of Series C Preferred Stock are entitled to receive, when and as authorized by our Board and declared by us, preferential cumulative cash dividends on the Series C Preferred Stock at a rate of 7.125% per annum of the $25.00 per share liquidation preference (equivalent to $1.7813 per annum per share). Beginning on the date of issuance, dividends on the Series C Preferred Stock are payable monthly in arrears and are cumulative.

If we liquidate, dissolve or wind up, holders of the Series C Preferred Stock will have the right to receive the $25.00 per share liquidation preference, plus any accumulated and unpaid dividends to and including the date of payment, but without interest, before any payment is made to the holders of our common stock (including our Listed Common Stock and Senior Common Stock) or any other class or series of our capital stock ranking junior to the Series C Preferred Stock as to liquidation rights.

With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series C Preferred Stock will be equal in rank with our Series A Preferred Stock, Series B Preferred Stock and all other equity securities we issue, the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; senior to our common stock (including our Listed Common Stock and Senior Common Stock); and junior to all our existing and future indebtedness.

We may not redeem the Series C Preferred Stock prior to January 31, 2016, except in limited circumstances relating to our continuing qualification as a REIT. On and after January 31, 2016 and before January 31, 2017, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, by payment of $25.00 per share, plus any accumulated and unpaid dividends to and including the date of redemption. If not redeemed earlier, the Series C Preferred Stock has a mandatory redemption date of January 31, 2017.

Shares of Series C Preferred Stock are not convertible into or exchangeable for any other securities or property.

Future Classes or Series of Preferred Stock

The following description of the terms of our preferred stock sets forth general terms and provisions of our preferred stock to which an accompanying prospectus supplement may relate. Specific terms of any class or series of preferred stock offered by an accompanying prospectus supplement will be described in that prospectus supplement. The description set forth below is subject to and qualified in its entirety by reference to the articles supplementary to our charter fixing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of a particular class or series of preferred stock.

If we offer preferred stock pursuant to this prospectus, an accompanying prospectus supplement will describe the specific terms of the class or series of shares of preferred stock being offered, including, but not limited to:

•	the title and stated value of the class or series of shares of preferred stock and the number of shares constituting that class or series;

•	the number of shares of the class or series of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the class or series;

•	the date from which dividends on shares of preferred stock of the class or series shall cumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the class or series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the class or series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the class or series, and any restriction on our ability to exercise those redemption and repurchase rights;

•	any listing of the class or series of shares of preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which shares of preferred stock of the class or series will be convertible into shares of preferred stock of another class or series or common stock, including the conversion price, or manner of calculating the conversion price, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the shares of preferred stock of the class or series;

•	preemption rights, if any;

•	whether interests in shares of preferred stock of the class or series will be represented by global securities;

•	a discussion of federal income tax considerations applicable to shares of preferred stock of the class or series to the extent not discussed in “Material U.S. Federal Income Tax Considerations;”

•	the relative ranking and preferences of shares of preferred stock of the class or series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	to the extent not otherwise addressed in this prospectus, any limitations on issuance of any class or series of shares of preferred stock ranking senior to or on a parity with the class or series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the class or series, in each case as may be appropriate to preserve our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), among other purposes;

•	the registrar and transfer agent for the shares of preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the class or series of shares of preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Restrictions on ownership and transfer of our common stock and Preferred Stock are designed to preserve our status as a REIT, among other purposes, and, therefore, may act to prevent or hinder a change of control. See “Certain Provisions of Maryland Law and of Our Charter And Bylaws — Restrictions on Ownership and Transfer” below.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more trust indentures to be executed by us and US Bank, NA. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act. The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which an accompanying prospectus supplement may relate. The particular terms of the debt securities offered by an accompanying prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the accompanying prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

Except as set forth in the applicable indenture and described in an accompanying prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The accompanying prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

•	their title and whether they are senior securities or subordinated securities;

•	their initial aggregate principal amount and any limit on their aggregate principal amount;

•	the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

•	the terms, if any, upon which they may be convertible into shares of our common stock or preferred stock and the terms and conditions upon which a conversion will be effected, including the initial conversion price or rate and the conversion period;

•	if convertible, the portion of the principal amount that is convertible into common stock or preferred stock, or the method by which any portion will be determined;

•	if convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible;

•	the date or dates, or the method for determining the date or dates, on which the principal will be payable;

•	the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined, the person to whom the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal (and premium, if any) and interest, if any, will be payable, where they may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

•	our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

•	if other than U.S. dollars, the currency or currencies in which they are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

•	whether the payments of principal (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based upon a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

•	any additions to, modifications of or deletions from their terms with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security for their repayment;

•	whether they will be issued in certificated or book-entry form;

•	whether they will be in registered or bearer form and, if in registered form, the denominations if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations and related terms and conditions;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•	whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

•	any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the accompanying prospectus supplement.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•	we are the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and existing under U.S. or state law and expressly assumes payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•	immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the accompanying prospectus supplement.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):

•	our failure to pay any installment of interest;

•	our failure to pay their principal (or premium, if any) at their maturity;

•	our failure to make any required sinking fund payment;

•	our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•	we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except a:

•	payment default; or

•	covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.

Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described herein, including any addition of a covenant or other provision providing event risk or similar protection.

Modification of the Indenture

The indenture will likely be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:

•	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on the debt securities;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on the debt securities or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or interest, if any, on the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

Redemption of Debt Securities

The debt securities may be redeemed at any time at our option, in whole or in part, to protect our status as a REIT. The debt securities will also be subject to optional or mandatory redemption on terms and conditions described in the accompanying prospectus supplement.

Conversion of Debt Securities

The terms and conditions, if any, upon which any debt securities are convertible into shares of our common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. The terms will include:

•	whether the debt securities are convertible into shares of our common stock or preferred stock;

•	the conversion price (or the manner of calculating the price);

•	the conversion period;

•	the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

•	any restrictions on conversion.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the accompanying prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the accompanying prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the accompanying prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indenture for the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the accompanying prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in an accompanying prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information” in the accompanying prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of our preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our preferred stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a class or series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such class or series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of such depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such depositary shares.

Voting Our Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for our preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of our preferred stock and any redemption of our preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from the Company that are delivered to the depositary and that we are required to furnish to holders of preferred stock.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary and the Company under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Restrictions on Ownership

The deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. Such restrictions will be described in the accompanying prospectus supplement and will be referenced on the applicable depositary receipts.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase one or more series or classes of common stock, preferred stock, debt securities and depositary shares. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The accompanying prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for common stock, preferred stock, debt securities or depositary shares upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the number and terms of the common stock, preferred stock, debt securities or depositary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

Classification of our Board of Directors

Our board of directors is currently comprised of eight members. Our board is divided into three classes of directors. Directors of each class are elected for a term expiring at the annual meeting of stockholders held in the third year following their election and until their respective successor is duly elected and qualifies, and each year one class of directors will be elected by the stockholders. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our directors. Holders of shares of our capital stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the capital stock entitled to vote are able to elect all of the successors of the class of directors whose terms expire at that meeting.

Our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, our classified board could increase the likelihood that incumbent directors will retain their positions. The classified terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us or another transaction that might involve a premium price for our common stock that might be in the best interest of our stockholders.

Removal of Directors

Any director may be removed only for cause by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT, not more than 50% (by value) of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares to maintain our qualification as a REIT under the Code. However, no assurance can be given that this prohibition will be effective.

In order to assist our board of directors in preserving our status as a REIT, among other purposes, our charter contains an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial or constructive ownership of more than 9.8% of our outstanding shares of capital stock (which includes our common stock and preferred stock). Shares owned by a person or a group of persons in excess of the ownership limit are deemed “excess shares.” Shares owned by a person who individually owns of record less than 9.8% of outstanding shares may nevertheless be excess shares if the person is deemed part of a group for purposes of this restriction.

Our charter stipulates that any purported issuance or transfer of shares shall be valid only with respect to those shares that do not result in the transferee-stockholder owning shares in excess of the ownership limit or in our disqualification as a REIT under the Code. If the transferee-stockholder acquires excess shares, the person is considered to have acted as our agent and holds the excess shares on behalf of the ultimate stockholder.

The ownership limit does not apply to offerors which, in accordance with applicable federal and state securities laws, make a cash tender offer, where at least 90% of the outstanding shares of our stock (not including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and any “affiliates” or “associates” thereof within the meaning of the Exchange Act) are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of our shares. The ownership limit also does not apply to a person or persons which our directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized.

We have the authority to (a) redeem excess shares upon becoming aware of the existence of excess shares after giving the holder of the excess shares written notice of the redemption not less than one week prior to the redemption date, or (b) grant the holder 30 days to transfer the excess shares to any person or group of persons whose ownership of such shares would not exceed the ownership limit, and therefore such shares would no longer be considered excess shares. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the stockholder holding the excess shares or the fair market value of the excess shares.

Distributions

Distributions will be paid to investors who are stockholders as of the close of business on the applicable record date selected by our board of directors. We are required to make distributions to our stockholders sufficient to satisfy the REIT requirements. Generally, income distributed to our stockholders will not be taxable to us under federal income tax laws unless we fail to comply with the REIT requirements.

Unless otherwise specified in the governing instrument of the capital stock, distributions will be paid at the discretion of our board of directors based upon our earnings, cash flow, general financial condition and applicable law. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow, which we expect to receive during a later period of the year and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. We may borrow to make distributions if the borrowing is necessary to maintain our REIT status, or if the borrowing is part of a liquidation strategy whereby the borrowing is done in anticipation of the sale of properties and the proceeds will be used to repay the loan.

Information Rights

Any stockholder, or his or her agent, upon written request, may, during usual business hours and for any lawful and proper purpose, inspect and copy our bylaws, minutes of the proceedings of our stockholders, our annual financial statements and any voting trust agreement that is on file at our principal office. In addition, one or more stockholders who together are, and for at least six months have been, record holders of 5% of any class of our stock are entitled to inspect and copy our stockholder list and books of account upon written request. The list will include the name and address of, and the number of shares owned by, each stockholder and will be available at our principal office within 20 days of the stockholder’s request. A 5% stockholder may also request in writing a statement of our affairs.

The rights of stockholders described herein are in addition to, and do not adversely affect rights provided to investors under, Rule 14a-7 promulgated under the Exchange Act, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders, or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution themselves.

Business Combinations

The MGCL prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. The MGCL defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock; and

•	two-thirds of the votes entitled to be cast by holders of the voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Our board of directors has by resolution exempted any business combination between the corporation and our officers and directors from these provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of our officers and directors unless our board later resolves otherwise.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

We have elected to be subject to each of the above provisions of Title 3, Subtitle 8 of the MGCL.

Amendments to Our Charter and Bylaws

Our charter generally may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.

Each of our board of directors and stockholders has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, except for a conversion, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Operations

We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

Term and Termination

Our charter provides for us to have a perpetual existence. Pursuant to our charter, and subject to the provisions of any of our classes or series of stock then outstanding and upon the approval by a majority of the entire board of directors, our stockholders by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors at which directors are to be elected pursuant to our notice of the meeting may be made only:

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record at the time of the provision of notice, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Power to Issue Additional Shares

We currently do not intend to issue any securities other than the shares described in this prospectus, although we may do so at any time, including upon the redemption of limited partnership interests that we may issue in connection with acquisitions of real property. We believe that the power to issue additional shares of stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interest.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer, any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

We have not opted out of the control share acquisition statute.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of the MGCL, the classification of our board of directors, the restrictions on the transfer and ownership of stock and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the current material federal income tax consequences generally resulting from our election to be taxed as a REIT and the current material federal income tax considerations relating to the ownership and disposition of our common stock and preferred stock. As used in this section, the terms “we” and “our” refer solely to Gladstone Commercial Corporation and not to our subsidiaries and affiliates.

This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. This discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under “— Taxation of Tax-Exempt Stockholders”), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “— Taxation of Non-U.S. Stockholders”) and other persons subject to special tax rules. Moreover, this summary assumes that our stockholders hold our stock as a capital asset for federal income tax purposes, which generally means property held for investment. The statements in this section are based on the current federal income tax laws, including the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

As discussed below in “— Taxation in Connection with Holding Securities other than our Stock,” we intend to describe in any prospectus supplement related to the offering of our debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities as will be sold by us pursuant to that prospectus supplement.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of acquisition, ownership and disposition of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended December 31, 2003. We believe that, beginning with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. No assurances can be given that our beliefs or expectations will be fulfilled, however, since qualification as a REIT depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.

The sections of the Code relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.

In connection with the filing of this registration statement, Bass, Berry & Sims PLC has rendered an opinion that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code for our taxable years ended December 31, 2012 through December 31, 2014, and our organization and current and proposed method of operation will enable us to continue to qualify for taxation as a REIT for our taxable year ended December 31, 2015 and in the future.

Investors should be aware that Bass, Berry & Sims PLC’s opinion is based on the federal income tax laws governing qualification as a REIT as of the date of such opinion, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks only as of the date issued. In addition, Bass, Berry & Sims PLC’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and income, the diversity of the ownership of our capital stock and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of our gross income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Bass, Berry & Sims PLC will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular period will satisfy such requirements. Bass, Berry & Sims PLC’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see “— Failure to Qualify as a REIT” below.

If we maintain our qualification as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders because we will be entitled to a deduction for dividends that we pay. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the stockholder level if such income is distributed by the REIT to its stockholders. We will be subject to federal tax, however, in the following circumstances:

•	We are subject to the corporate federal income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the corporate “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses.

•	We are subject to tax, at the highest corporate rate, on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”), as described below under “— Gross Income Tests — Foreclosure Property,” that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We are subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless maintain our qualification as a REIT because we meet certain other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 35%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary, including the provision of services to us by a taxable REIT subsidiary, that are not conducted on an arm’s-length basis.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate rate applicable if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	The earnings of our taxable REIT subsidiaries are subject to federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

A REIT is a corporation, trust or association that satisfies each of the following requirements:

(1) It is managed by one or more trustees or directors;

(2) Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;

(3) It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e. the REIT provisions;

(4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

(5) At least 100 persons are beneficial owners of its stock or ownership shares or certificates (determined without reference to any rules of attribution);

(6) During the last half of any taxable year, not more than 50% in value of its outstanding stock or shares of beneficial interest are owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities;

(7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for federal income tax purposes;

(8) It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

(9) It meets certain other requirements described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.

We must satisfy requirements 1 through 4, and 8 during our entire taxable year and must satisfy requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides for restrictions regarding the ownership and transfer of our stock that should allow us to continue to satisfy these requirements. The provisions of the charter restricting the ownership and transfer of our stock are described in “Certain Provisions of Maryland Law And of Our Charter And Bylaws — Restrictions on Ownership and Transfer.” We believe we have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. For purposes of requirement 8, we have adopted December 31 as our year end for federal income tax purposes, and thereby satisfy this requirement.

Qualified REIT Subsidiaries. A “qualified REIT subsidiary” generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a taxable REIT subsidiary. A corporation that is a “qualified REIT subsidiary” is treated as a division of the REIT that owns, directly or indirectly, all of its stock and not as a separate entity for federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the qualified REIT subsidiary. Consequently, in applying the REIT requirements described herein, the separate existence of any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, as determined under the federal income tax laws, generally is not treated as an entity separate from its owner for federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships, limited liability companies and trusts for state law purposes. Nevertheless, these entities currently are not treated as entities separate from their owners for federal income tax purposes because each such entity is treated as having a single owner for federal income tax purposes. Consequently, the assets and items of gross income of such entities will be treated as assets and items of gross income of their owners for federal income tax purposes, including the application of the various REIT qualification requirements.

An unincorporated domestic entity with two or more owners, as determined under the federal income tax laws, generally is taxed as a partnership for federal income tax purposes. In the case of a REIT that is an owner in an entity that is taxed as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of any partnership, joint venture, or limited liability company that is taxed as a partnership for federal income tax purposes would be treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share would be based on our proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, our proportionate share would be based on our proportionate interest in the capital of the entity.

Taxable REIT Subsidiaries. A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities, however, is automatically treated as a taxable REIT subsidiary without an election. Unlike a “qualified REIT subsidiary,” the separate existence of a taxable REIT subsidiary is not ignored for federal income tax purposes. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income for purposes of the gross income tests, as described below, if earned directly by the parent REIT. Accordingly, a taxable REIT subsidiary generally is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that a taxable REIT subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we will treat the distributions paid to us from such taxable REIT subsidiary, if any, as income. This treatment may affect our compliance with the gross income tests and asset tests. Because a REIT does not include the assets and income of taxable REIT subsidiaries in determining the REIT’s compliance with REIT requirements, such entities may be used by the REIT to undertake activities indirectly that the REIT requirements might otherwise preclude the REIT from doing directly or through a pass-through subsidiary (e.g., a partnership). If dividends are paid to us by one or more of our domestic taxable REIT subsidiaries that we may own, then a portion of such dividends that we distribute to our stockholders who are taxed at individual rates generally will be subject to federal income tax at the rates applicable to qualified dividend income rather than at the rates applicable to ordinary income. See “— Annual Distribution Requirements” and “—Taxation of Taxable U.S. Stockholders — Distributions.”

A taxable REIT subsidiary pays federal income tax at corporate rates on its taxable income for each taxable year. Restrictions imposed on REITs and their taxable REIT subsidiaries are intended to ensure that taxable REIT subsidiaries will be subject to appropriate levels of federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT and impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT, including services provided by a taxable REIT subsidiary to its parent REIT, or the REIT’s tenants that are not conducted on an arm’s-length basis. We may engage in certain activities, such as the provision of noncustomary tenant services or third-party management services, indirectly through a taxable REIT subsidiary to the extent that we determine that such activities could jeopardize our REIT status if we engaged in the activities directly. We also might dispose of an unwanted asset through a taxable REIT subsidiary as necessary or convenient to avoid the potential imposition of the 100% tax on income from prohibited transactions. See “— Gross Income Tests — Rents from Real Property” and “— Gross Income Tests — Prohibited Transactions.”

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.

Cancellation of indebtedness income and gross income from a sale of property that we hold primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, any gains from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive for the use of our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

First, the rent must not be based in whole or in part on the income or profits of any person. Participating or percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue and not to any extent determined by reference to any person’s income or profits, in compliance with the rules above.

Second, we generally must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a “related-party tenant,” other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. Because the constructive ownership rules are broad and it is not possible to monitor direct and indirect transfers of our stock continually, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified), other than a taxable REIT subsidiary.

Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related-party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own, directly or indirectly, more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.”

Third, we must not furnish or render noncustomary services, other than a de minimis amount of noncustomary services, as described below, to the tenants of our properties other than through an independent contractor from whom we do not derive or receive any income or through a taxable REIT subsidiary. We generally may provide services directly to our tenants, however, to the extent that such services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of noncustomary services to the tenants of a property, other than through an independent contractor from whom we do not derive or receive any income or a taxable REIT subsidiary, as long as the income attributable to the services (valued at not less than 150% of the direct cost of performing such services) does not exceed 1% of our gross income from such property. If the rent from a lease does not qualify as “rents from real property” because we furnish noncustomary services to the tenants of the property having a value in excess of 1% of our gross income from the related property, other than through a qualifying independent contractor or through a taxable REIT subsidiary, none of the rent from the property will qualify as “rents from real property.” We do not intend to provide any noncustomary services to our tenants, unless such services are provided through independent contractors from whom we do not derive or receive any income or through taxable REIT subsidiaries.

If the rent from a lease does not qualify as “rents from real property” because (1) the rent is based on the net income or profits of the tenant, (2) the lessee is a related-party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries, or (3) we furnish noncustomary services to the tenants of the property having a value in excess of 1% of our gross income from the related property, other than through a qualifying independent contractor or a taxable REIT subsidiary, we could lose our REIT status, unless we qualified for certain statutory relief provisions, because we might be unable to satisfy either the 75% or 95% gross income test.

Tenants may be required to pay, in addition to base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

In addition, rent attributable to any personal property leased in connection with a lease of real property will not qualify as “rents from real property” if the rent attributable to such personal property exceeds 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year, or the personal property ratio. If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status, unless we were able to utilize certain statutory relief provisions. We believe that any income attributable to personal property will not jeopardize our ability to maintain our qualification as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of the personal property ratio for each of our leases, or that a court would agree with our calculation. If such a challenge were successful, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Interest. For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

We may invest opportunistically from time to time in mortgage debt and mezzanine loans. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan, determined as of (i) the date we agreed to acquire or originate the loan or (ii) in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property. The principal amount of the loan that is not secured by real property is the amount by which the loan exceeds the value of the real estate that is security for the loan.

Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We anticipate that any mezzanine loans that we originate or acquire typically will not meet all of the requirements for reliance on this safe harbor. Nevertheless, we intend to invest in any mezzanine loans in a manner that will enable us to continue to satisfy the gross income tests and asset tests.

Dividends. Dividends received by us from a taxable REIT subsidiary will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of the 75% and 95% gross income tests. Any dividends received by us from a qualified REIT subsidiary will be excluded from gross income for purposes of the 75% and 95% gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, and net income derived from such prohibited transactions is excluded from gross income solely for purposes of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances that exist from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the resulting imposition of the 100% prohibited transactions tax is available, however, if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•

either (1) during the taxable year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted tax bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate tax bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) the ratio of (i) the aggregate adjusted tax bases of property (other than sales of foreclosure property or sales to which Section 1033 of the Code applies) sold during the three taxable year period ending with the taxable year in question, divided by (ii) the sum of the aggregate adjusted tax bases of all of the assets of the REIT as of the beginning of each of the three taxable years which are part of such applicable three taxable year period, did not exceed 20%, or (5) the ratio of (i) the fair market value of property

(other than sales of foreclosure property or sales to which Section 1033 of the Code applies) sold during the three taxable year period ending with the taxable year in question, divided by (ii) the sum of the fair market value of all of the assets of the REIT as of the beginning of each of the three taxable years which are part of such applicable three taxable year period, did not exceed 20%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may hold and dispose of certain properties through a taxable REIT subsidiary if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% prohibited transaction tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary although such gains will be taxed to the taxable REIT subsidiary at federal corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property, however, will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property, however, where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the U.S. Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a taxable REIT subsidiary.

Hedging Transactions. From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries’ assets or liabilities. Our or our subsidiaries’ hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our subsidiaries’ trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (3) transactions entered into to hedge the income or loss from prior hedging transactions with respect to which the property or indebtedness which was the subject of the prior hedging transaction was disposed of or extinguished. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that qualifies for purposes of either or both of the gross income tests.

Failure to Satisfy Gross Income Tests. We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may maintain our qualification as a REIT for that year if we are able to utilize certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet the applicable test is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with the Treasury Regulations.

We cannot predict, however, whether any failure to meet these tests will enable us to utilize the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which we fail the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets, or the “75% asset test,” must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds and personal property leased in connection with such real property, provided that the rent attributable to personal property is not greater than 15% of the total rent received under such lease;

•	interests in mortgage loans secured by real property;

•	stock or shares of beneficial interest in other REITs;

•	debt instruments of publicly-offered REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our assets that are not qualifying assets for purposes of the 75% asset test described above, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the “5% asset test.”

Third, of our assets that are not qualifying assets for purposes of the 75% asset test described above, we may not own more than 10% of the voting power of any one issuer’s outstanding securities, or the “10% vote test,” or more than 10% of the value of any one issuer’s outstanding securities, or the “10% value test.”

Fourth, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

Sixth, not more than 25% of the value of our total assets may consist of debt instruments of publicly-offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly-offered REITs as assets that qualify for the 75% test solely because such debt instruments were issued by a publicly-offered REIT.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in an entity taxed as a partnership for federal income tax purposes. The term “securities,” however, generally includes debt securities issued by an entity taxed as a partnership for federal income tax purposes or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by an entity taxed as a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. “Straight debt” securities include, however, debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment on a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related-party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument issued by an entity taxed as a partnership for federal income tax purposes in which we are an owner to the extent of our proportionate interest in the debt and equity securities of the entity.

•	Any debt instrument issued by an entity taxed as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the entity’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of an entity taxed as a partnership for federal income tax purposes is our proportionate interest in any securities issued by such entity, without regard to the securities described in the preceding two bullet points above.

We believe that the assets that we hold satisfy the foregoing asset test requirements. We will not obtain, however, nor are we required to obtain under the federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities or the real estate collateral for any mortgage or mezzanine loans that we may originate or acquire. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

As noted above, we may invest opportunistically in loans secured by interests in real property. If the outstanding principal balance of a loan during a taxable year exceeds the fair market value of the real property securing such loan as of the date we agreed to originate or acquire the loan, a portion of such loan likely will not constitute a qualifying real estate asset for purposes of the 75% asset test. Although the law on the matter is not entirely clear, it appears that the nonqualifying portion of such loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that serves as security for that loan.

Failure to Satisfy Asset Tests. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. Nevertheless, if we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not caused, in part or in whole, by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet point immediately above, we still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (1) the failure is de minimis (i.e., up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the IRS, (3) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (4) we pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 35%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

Each taxable year, we must make distributions, other than capital gain dividend distributions and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding any net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement.

We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from prior years,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed.

We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to minimize corporate income tax and avoid the 4% nondeductible excise tax.

In addition, if we were to recognize “built-in gain” on the disposition of any assets acquired from an entity treated as a C corporation for federal income tax purposes in a transaction in which our basis in the assets was determined by reference to such entity’s tax basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in gain” is the excess of (1) the fair market value of the asset (measured at the time of acquisition) over (2) the basis of the asset (measured at the time of acquisition).

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain from an entity taxed as a partnership for federal income tax purposes in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to make distributions to our stockholders that are sufficient to avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirement. In such a situation, we may need to borrow funds or issue additional stock or, if possible, pay dividends consisting, in whole or in part, of our stock or debt securities.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based on the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to maintain our qualification as a REIT. To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A stockholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these recordkeeping requirements.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, as discussed above, there are relief provisions available under the Code for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we were to fail to maintain our qualification as a REIT in any taxable year, and no relief provisions were available, we would be subject to (i) federal income tax on our taxable income at federal corporate income tax rates and (ii) any applicable federal alternative minimum tax. In calculating our taxable income for a year in which we failed to maintain our qualification as a REIT, we would not be able to deduct from our taxable income amounts distributed to our stockholders, and we would not be required under the Code to distribute any amounts to our stockholders for that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to our stockholders generally would be taxable to our stockholders as ordinary income. Subject to certain limitations of the federal income tax laws, our corporate stockholders may be eligible for the dividends received deduction, and stockholders taxed at individual rates may be eligible for a maximum federal income tax rate of 20% on such dividends. Unless we qualified for relief under the statutory relief provisions described in the preceding paragraph, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to maintain our qualification as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation in Connection with Holding Securities other than our Stock

We intend to describe in any prospectus supplement related to the offering of our debt securities, depositary shares or subscription rights, the material federal income tax considerations relating to the ownership and disposition of such securities, including, if applicable, (1) the taxation of any debt securities that will be sold with original issue discount or acquired with market discount or amortizable bond premium and (2) the tax treatment of sales, exchanges or retirements of our debt securities.

Taxation of Taxable U.S. Stockholders

For purposes of our discussion, the term “U.S. stockholder” means a holder of our common stock or preferred stock that, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement taxed as a partnership for federal income tax purposes (a “partnership”) holds our stock, the federal income tax treatment of an owner of the partnership generally will depend on the status of the owner and the activities of the partnership. If you are an owner of a partnership that may acquire our stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our stock by the partnership.

Distributions. As long as we qualify as a REIT, distributions made out of our current and accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gains will be treated as dividends to taxable U.S. stockholders. In determining the extent to which a distribution with respect to our stock constitutes a dividend for federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock and then to our common stock. A corporate U.S. stockholder will not qualify for the dividends-received deduction, which generally is available to corporations. Dividends paid to a U.S. stockholder generally will not qualify for the tax rates applicable to “qualified dividend income.” Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we generally are not subject to federal income tax on the portion of our REIT taxable income that we distribute to our stockholders, our dividends generally will not constitute qualified dividend income. As a result, our REIT dividends generally will be taxed at the higher tax rates applicable to ordinary income. The highest marginal individual income tax rate on ordinary income currently is 39.6%. The federal income tax rates applicable to qualified dividend income generally will apply, however, to our ordinary REIT dividends, if any, that are (1) attributable to qualified dividends received by us from non-REIT corporations, such as any taxable REIT subsidiaries, or (2) attributable to income recognized by us and on which we have paid federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced federal income tax rate on qualified dividend income under such circumstances, a U.S. stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. In addition, a taxable U.S. stockholder that is an individual, an estate or an enumerated trust that has taxable income in excess of certain thresholds (currently $250,000 for married couples filing jointly, $125,000 for married couples filing separately, $200,000 for single filers and heads of household and $12,150 for estates and trusts) is subject to a 3.8% Medicare tax on dividends received from us.

Any distribution we declare in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any of those months and is attributable to our current and accumulated earnings and profits for such year of declaration will be treated as paid by us and received by the U.S. stockholder on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year.

Distributions to a U.S. stockholder which we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our stock. See “— Capital Gains and Losses” below. A corporate U.S. stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay federal corporate income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to our stockholders, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the federal corporate income tax we paid, however, the U.S. stockholder would increase its basis in our stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the federal corporate income tax we paid.

A U.S. stockholder will not incur federal income tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the U.S. stockholder’s adjusted basis in our stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in our stock, and any amount in excess of both its share of our current and accumulated earnings and profits and its adjusted basis will be treated as capital gain, long-term if the stock has been held for more than one year, provided the stock is a capital asset in the hands of the U.S. stockholder.

U.S. stockholders may not include in their individual federal income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as, for example, losses from certain types of entities in which the U.S. stockholder is treated as a limited partner for federal income tax purposes, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that taxable year that constitute ordinary income, return of capital and capital gain.

Dispositions. A U.S. stockholder who is not a dealer in securities generally must treat any gain or loss realized on a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held such stock for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between (1) the sum of the fair market value of any property and the amount of cash received in such disposition and (2) the U.S. stockholder’s adjusted tax basis in such stock. A U.S. stockholder’s adjusted tax basis in our stock generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of undistributed net capital gains deemed distributed by us to the U.S. stockholder over the federal corporate income tax deemed paid by the U.S. stockholder on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss on a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes on a taxable disposition of shares of our stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition. In addition, a taxable U.S. stockholder that is an individual, an estate or an enumerated trust and that has taxable income in excess of certain thresholds (currently $250,000 for married couples filing jointly, $125,000 for married couples filing separately, $200,000 for single filers and heads of household and $12,150 for estates and trusts) generally is subject to a 3.8% Medicare tax on gain from the sale of our stock.

Capital Gains and Losses. The federal income tax rate differential between long-term capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum federal income tax rate on ordinary gain applicable to U.S. stockholders that are taxed at individual rates currently is 39.6%, and the maximum federal income tax rate on long-term capital gain applicable to U.S. stockholders that are taxed at individual rates currently is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally will designate whether a distribution that we designate as capital gain dividends (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of “section 1250 property.” The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at federal corporate income tax rates, whether or not such gains are classified as long-term capital gains. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts (“qualified trust”) and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income,” or UBTI. Amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. If a tax-exempt stockholder were to finance its acquisition of our stock with debt, however, a portion of the distribution that it received from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

Finally, in certain circumstances, a qualified trust that owns more than 10% of the value of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from unrelated trades or businesses, determined as if we were a qualified trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a qualified trust holding more than 10% of the value of our stock only if:

•	we are classified as a “pension-held REIT”; and

•	the amount of gross income that we derive from unrelated trades or businesses for the year in which we pay the dividends, determined as if we were a qualified trust, is at least 5% of our total gross income for such year.

We will be classified as a “pension-held REIT” if:

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the qualified trust to be treated as holding our stock in proportion to their actuarial interests in the qualified trust; and

•	either:

•	one qualified trust owns more than 25% of the value of our stock; or

•	a group of qualified trusts, of which each qualified trust holds more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock.

As a result of limitations included in our charter on the transfer and ownership of our stock, we do not expect to be classified as a “pension-held REIT,” and, therefore, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because certain classes of our stock are publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

For purposes of our discussion, the term “non-U.S. stockholder” means a holder of our stock that is not a U.S. stockholder, an entity or arrangement taxed as a partnership for U.S. federal income tax purposes or a tax-exempt stockholder. Special rules may apply to non-U.S. stockholders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates and foreign persons eligible for benefits under an applicable income tax treaty with the United States.

We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on the acquisition, ownership and disposition of our stock, including any reporting requirements.

Distributions. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or a USRPI (discussed below), and that we do not designate as a capital gain dividend or retained long-term capital gain will recognize ordinary income to the extent that we pay such distribution out of our current and accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. A non-U.S. stockholder generally will be subject to federal income tax at graduated rates, however, on any distribution treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, in the same manner as U.S. stockholders are taxed on distributions. A corporate non-U.S. stockholder may, in addition, be subject to the 30% branch profits tax with respect to any such distribution. We plan to withhold federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder submits an IRS Form W-8BEN to us evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder submits an IRS Form W-8ECI to us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed such non-U.S. stockholder’s adjusted basis in our stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted basis in our stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in our stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our stock, as described below. See “— Dispositions” below. Under FIRPTA (discussed below), we may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than a distribution attributable to a sale of a USRPI), to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we maintain our qualification as a REIT, the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, may apply to our sale or exchange of a USRPI. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with the conduct of a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

If a class of our stock is regularly traded on an established securities market in the United States (any such class of our stock referred to as a “publicly traded class”), capital gain distributions to a non-U.S. stockholder in respect of stock of such publicly traded class that is attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as such non-U.S. stockholder did not own more than 10% of the outstanding stock of such publicly traded class at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders owning 10% or less of the outstanding stock of such publicly traded class generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on other distributions. In addition, distributions to certain non-U.S. publicly-traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the outstanding stock of a publicly traded class. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules. Except as described in the immediately preceding two sentences, if a non-U.S. stockholder owned more than 10% of the outstanding stock of a publicly traded class at any time during the one-year period preceding the distribution, capital gain distributions to such non-U.S. stockholder in respect of the stock of such publicly traded class that are attributable to our sale of USRPIs would be subject to tax under FIRPTA, as described above.

If a distribution is subject to FIRPTA, we must withhold 35% of such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount that we withhold. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Dispositions. Non-U.S. stockholders may incur tax under FIRPTA with respect to gain realized on a disposition of our stock since our stock will constitute a USRPI unless one of the applicable exceptions, as described below, applies. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.

Non-U.S. stockholders generally will not incur tax under FIRPTA with respect to gain on a sale of our stock, however, as long as, at all times during a specified testing period, we are domestically controlled, i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that we will be domestically controlled. In addition, even if we are not domestically controlled, a non-U.S. stockholder that owned, actually or constructively, 10% or less of the outstanding stock of a publicly traded class at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of such stock. In addition, dispositions of our stock by qualified shareholders are not subject to FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the outstanding stock of a publicly traded class. An actual or deemed disposition of our stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

A non-U.S. stockholder generally will incur tax on gain from a disposition of our stock not subject to FIRPTA if:

•	the gain is effectively connected with the conduct of the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-U.S. stockholder will incur a 30% tax on its capital gains.

Information Reporting Requirements, Backup Withholding and Certain Other Required Withholding

We will report to our stockholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (at a rate of 28%) with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that such non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “U.S. person” that is not an exempt recipient. Payments of the proceeds from a disposition or redemption of our stock that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our stock by a non-U.S. stockholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

The Foreign Account Tax Compliance Act (“FATCA”) imposes a federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Under delayed effective dates provided for in the Treasury Regulations and other IRS guidance, such required withholding will not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our stock.

If withholding is required under FATCA on a payment related to our stock, holders of our stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our stock.

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships.

We currently hold, directly and indirectly, all of the ownership interests in our Operating Partnership and our other subsidiaries; therefore, our Operating Partnership and our other subsidiaries (other than any taxable REIT subsidiaries) currently are disregarded for federal income tax purposes. See “— Requirements for Qualification as a REIT – Qualified REIT Subsidiaries” and “— Requirements for Qualification as a REIT – Other Disregarded Entities and Partnerships” above. If additional partners or members are admitted to our Operating Partnership or any of our other subsidiaries, as applicable, we intend for such entity to be taxed as a partnership for federal income tax purposes. The following discussion summarizes certain federal income tax considerations that would be applicable if our Operating Partnership or other subsidiaries were taxed as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as the “Partnerships.” The following discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We are required to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses but only if such Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners, as determined for federal income tax purposes, will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification, or the “check-the-box regulations;” and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners for federal income tax purposes may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be taxed as a partnership for federal income tax purposes.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any Partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such Partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for federal income tax purposes.

We have not requested, and do not intend to request, a ruling from the IRS that any of our direct or indirect subsidiaries is or will be classified as a partnership for federal income tax purposes. If, for any reason, a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we may not be able to maintain our qualification as a REIT, unless we qualify for certain statutory relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Annual Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to us, and we would be treated as a stockholder of such Partnership for federal income tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax. A Partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our distributive share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

Partnership Allocations. Although an agreement among the owners of an entity taxed as a partnership for federal income tax purposes generally will determine the allocation of income and losses among the owners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the “partners’ interests in the partnership,” which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the owners with respect to such item.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to an entity taxed as a partnership for federal income tax purposes in exchange for an interest in such entity must be allocated for federal income tax purposes in a manner such that the contributing owner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at that time, referred to as a book-tax difference. A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing owner for book purposes, but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the owners. The Treasury Regulations require entities taxed as partnerships for federal income tax purposes to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.

If our Operating Partnership were to admit additional partners and therefore be taxed as a partnership for federal income tax purposes, the properties owned by the Operating Partnership would be deemed to have been contributed to a partnership for federal income tax purposes, which could result in future 704(c) Allocations to us. In addition, the carryover basis of any properties actually contributed to our Operating Partnership by an additional partner, under certain reasonable methods available to us, including the “traditional method,”

(1) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding tax benefit to the contributing partners. An allocation described in clause (2) of the immediately preceding sentence may cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Basis in Partnership Interest. Our adjusted tax basis in any Partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the Partnership;

•	increased by our distributive share of the Partnership’s income (including tax-exempt income) and any increase in our allocable share of indebtedness of the Partnership; and

•	reduced, but not below zero, by our distributive share of the Partnership’s loss (including any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the Partnership.

Loss allocated to us in excess of our basis in a Partnership interest will not be taken into account for federal income tax purposes until we again have tax basis sufficient to absorb the loss. A reduction of our allocable share of indebtedness of the Partnership will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the Partnership interest. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property. Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any Partnership’s gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “— Gross Income Tests.” We presently do not intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or any Partnership’s, trade or business.

State and Local Taxes

We and you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

PLAN OF DISTRIBUTION

Offering and Sale of Securities

We may sell the securities being offered hereby, from time to time, in one or more offerings, on a continuous or delayed basis, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	to or through dealers, brokers, placement agents or other agents;

•	to investors directly in negotiated sales or in competitively bid transactions; and

•	in “at-the-market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

One or more prospectus supplements will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale;

•	at negotiated prices; or

•	at prices determined by an auction process

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	the number and terms of the securities to which such prospectus relates;

•	the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities;

•	the rules and procedures for any auction or bidding process, if used; and

•	the public offering or purchase price of such securities and the net proceeds we will receive from such sale.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment).

Sales Through Underwriters

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. The underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M, and such transactions may be discontinued at any time by the underwriters. We may use underwriters who may engage in transactions with and perform services for us or our affiliates in the ordinary course of business. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

Sales Through Agents

We may sell securities directly or through agents that we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions that we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the accompanying prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified, and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them. If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may solicit offers to purchase securities directly from the public from time to time. We may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions that we must pay for solicitation of these contracts in the prospectus supplement.

General Information

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable;

•	a description of any indemnification rights to which underwriters, brokers, dealers or agents are entitled; and

•	other facts material to the transaction.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Our common stock trades on the NASDAQ Global Select Market under the symbol “GOOD.” Our 7.75% Series A Cumulative Redeemable Preferred Stock trades on the NASDAQ Global Select Market under the symbol “GOODP,” our 7.50% Series B Cumulative Redeemable Preferred Stock trades on the NASDAQ Global Select Market under the symbol “GOODO” and our 7.125% Series C Cumulative Term Preferred Stock trades on the NASDAQ Global Select Market under the symbol “GOODN.” Our Senior Common Stock is not listed on an exchange. All securities that we offer, other than our Listed Common Stock and other than securities issued upon a reopening of a previous series, such as our outstanding series of Preferred Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities sold by us.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the business day prior to the pricing of the offering and before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Some of the underwriters, dealers and agents and their affiliates may engage in transactions with or perform services for us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and in the future may receive, customary fees.

LEGAL MATTERS

Certain federal income tax matters will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain matters of Maryland law, including the validity of the securities to be offered by means of this prospectus, will be passed upon for us by Venable LLP, Baltimore, Maryland. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Controls over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. We also make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as well as our definitive proxy statement and Section 16 reports on Forms 3, 4 and 5. Our website address is www.GladstoneCommercial.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, except as described below, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

This prospectus comprises only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and, therefore, omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We previously filed the following documents with the SEC, and such filings are incorporated by reference into this prospectus.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed February 18, 2015 (including portions of our Definitive Proxy Statement for the 2015 Annual Meeting of Stockholders incorporated therein by reference);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed May 4, 2015;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, filed August 3, 2015;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, filed October 27, 2015;

•	Current Report on Form 8-K, filed May 11, 2015;

•	Current Report on Form 8-K, filed July 27, 2015;

•	Current Report on Form 8-K, filed October 6, 2015;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed August 12, 2003, as updated through subsequently filed reports;

•	The description of our 7.75% Series A Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A, filed January 19, 2006, as updated through subsequently filed reports;

•	The description of our 7.50% Series B Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A, filed October 19, 2006, as amended in our Registration Statement on Form 8-A/A, filed on October 23, 2006, as updated through subsequently filed reports; and

•	The description of our 7.125% Series C Cumulative Term Preferred Stock contained in our Registration Statement on Form 8-A, filed January 31, 2012, as updated through subsequently filed reports.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the filing of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities, including all filings made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:

Investor Relations

Gladstone Commercial Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

(703) 287-5893

1,043,725 Shares

7.00% Series D Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 per share)

PROSPECTUS SUPPLEMENT

CSCA Capital Advisors, LLC

May 20, 2016